UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

CrowdStrike Holdings, Inc.

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206 E. 9th Street, Suite 1400
Austin, Texas 78701
Notice of Annual Meeting of Stockholders
Time and Date:	8:00 a.m. Pacific Time Wednesday, June 17, 2026
Virtual Meeting:	www.virtualshareholdermeeting.com/CRWD2026
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of CrowdStrike Holdings, Inc., a Delaware corporation (“CrowdStrike”), which will be held on Wednesday, June 17, 2026 at 8:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CRWD2026. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, allows our stockholders around the world to attend the Annual Meeting and provides cost savings for our stockholders and CrowdStrike.
At our Annual Meeting, you will be asked to:
	Items of Business	Board Recommendation	Further Details
1.	Elect nominees Johanna Flower and Denis J. O’Leary to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.	“FOR” all nominees	Page 5
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2027.	“FOR”	Page 24
3.	Approve an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law.	“FOR”	Page 26
4.	Ratify, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws.	“FOR”	Page 28
You may also be asked to transact any other business that is properly brought before the meeting. The record date for the Annual Meeting is April 24, 2026. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided.
By Order of the Board of Directors
George Kurtz President, Chief Executive Officer and Director
May [•], 2026

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Wednesday, June 17, 2026 at 8:00 a.m. Pacific Time online at
www.virtualshareholdermeeting.com/CRWD2026.
The Proxy Statement and Annual Report to Stockholders
are available at www.proxyvote.com.

Summary Information
We are providing you with these proxy materials because the Board of Directors of CrowdStrike Holdings, Inc. (the “Board”) is soliciting your proxy to vote at CrowdStrike’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Wednesday, June 17, 2026 at 8:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CRWD2026 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2026 Annual Report, are first being distributed and made available on or about May [•], 2026.
As used in this Proxy Statement, references to “we,” “us,” “our,” “CrowdStrike” and the “Company” refer to CrowdStrike Holdings, Inc. and its subsidiaries. Our fiscal year end is on January 31 and our year ended January 31, 2026 is referred to herein as “fiscal 2026” or “FY2026.” Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information. The following description is only a summary.
Annual Meeting Proposals
Proposal		Board Recommendation
1.	Elect nominees Johanna Flower and Denis J. O’Leary to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2027.	FOR
3.	Approve an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law.	FOR
4.	Ratify, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws.	FOR
CrowdStrike’s 2026 Fiscal Year
CrowdStrike, a global cybersecurity leader that has redefined modern security with the world’s most advanced cloud-native platform for protecting critical areas of enterprise risk, including endpoints and cloud workloads, identity and data, delivered strong fiscal 2026 results, demonstrating our continued platform consolidation momentum. Business highlights include:
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a 22% year-over-year increase in total revenue, reaching $4.81 billion;

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a 24% year-over-year increase in ending annual recurring revenue (“ARR”), (1) reaching $5.25 billion as of January 31, 2026;

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generating $1.61 billion in net cash provided by operating activities or 34% of revenue, and free cash flow of $1.24 billion to deliver free cash flow margin of 26%; (2)

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maintaining a gross retention rate of 97% in each quarter of fiscal 2026;

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reaching $1.69 billion in ending ARR from Falcon Flex accounts, up over 120% year-over-year;

(1)
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

(2)
See Appendix A of this Proxy Statement for a reconciliation of free cash flow and free cash flow margin to the most directly comparable financial measure calculated in accordance with GAAP.

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expanding in the endpoint security market as well as success growing ARR from our cloud security, next-gen identity protection and LogScale next-gen SIEM solutions, together surpassing $1.9 billion of ending ARR; and

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increasing customer adoption of our modules: 50% of our customer base had adopted six or more modules, 34% of our customer base had adopted seven or more modules and 24% of our customer base had adopted eight or more modules, as of January 31, 2026 (in each case, excluding customers who subscribed with the Falcon Go bundle, a package designed for organizations with 100 endpoints or less). (3)

In fiscal 2026, we continued to support our local communities through the CrowdStrike Foundation (managed through our donor advised fund at Charities Aid Foundation), corporate-directed giving, corporate-matching and other efforts, supporting more than 400 nonprofits globally during the fiscal year. Additionally, we continued the CrowdStrike NextGen scholarship program, offering scholarship opportunities to students at a broad range of academic institutions.
Members of the Board of Directors and Committees
Name	Age	Director Since	Current Term Expires	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee
Class I Directors
Johanna Flower	51	1/2023	2026	Yes
Denis J. O’Leary	69	12/2011	2026	Yes
Godfrey R. Sullivan	72	12/2017	2026	Yes
Class II Directors
Roxanne S. Austin	65	9/2018	2027	Yes

Sameer K. Gandhi	60	8/2013	2027	Yes
Gerhard Watzinger, Chairman	65	4/2012	2027	Yes
Class III Directors
Cary J. Davis	59	7/2013	2028	Yes
George Kurtz, President and CEO	55	11/2011	2028	No
Laura J. Schumacher	62	11/2020	2028	Yes

(3)
Module adoption rates are calculated by taking the total number of customers with six or more, seven or more and eight or more modules, respectively, divided by the total number of subscription customers (excluding Falcon Go customers).

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ELECTRONIC DELIVERY

We encourage CrowdStrike stockholders to voluntarily elect to receive future proxy and annual report materials electronically.
•
If you are a registered stockholder, please visit www.proxyvote.com for simple instructions.

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Beneficial stockholders can elect to receive future proxy and annual report materials electronically as well as vote their shares online at www.proxyvote.com.

> Faster > Economical > Cleaner > Convenient
SCAN THE QR CODE
to vote using your mobile device, sign up for e-delivery or download annual meeting materials.
2026 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, June 17, 2026
8:00 a.m. Pacific Time
The 2026 Annual Meeting of Stockholders will be held via the Internet as a virtual meeting. See our Proxy Statement for additional information.
OUR ENVIRONMENT
CrowdStrike believes in working to keep our environment cleaner and healthier. Every day, CrowdStrike takes steps to preserve the natural beauty of the surroundings that we are privileged to enjoy.
CrowdStrike’s initiative in reducing its carbon footprint by promoting electronic delivery of stockholder materials has had a positive effect on the environment. CrowdStrike encourages its stockholders to reduce the environmental impact of delivering paper proxy materials by signing up to receive future proxy materials electronically.

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Proxy Statement for the
2026 Annual Meeting of Stockholders

Proposal 3 Approval of an Amendment and Restatement of Our Amended and Restated Certificate of Incorporation to Limit Officer Liability as Permitted by Delaware Law	26
Proposal 4 Advisory Vote on the Ratification of Supermajority Voting Provisions in Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws	28
Executive Compensation Discussion and Analysis	30
Pay Ratio Disclosure	47
Executive Compensation Tables	48
Equity Compensation Plan Information	57
Security Ownership of Certain Beneficial Owners and Management	58
Delinquent Section 16(a) Reports	60
Legal Proceedings	60
Transactions with Related Parties	60
Householding of Proxy Materials	63
Questions and Answers about these Proxy Materials and Voting	64
Other Matters	69
APPENDIX A Non-GAAP Financial Measures	A-1
APPENDIX B Proposed Amended and Restated Charter	B-1

Proposal 1
Election of Directors
The Board of Directors of CrowdStrike Holdings, Inc. (the “Board”) is divided into three classes, designated as Class I, Class II and Class III. Each class consists, as nearly as practicable, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Each director’s term shall continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The Board currently has nine members. The Board has nominated Johanna Flower and Denis J. O’Leary for election as Class I directors at the Annual Meeting.
Each of the two nominees is currently a director of CrowdStrike. The nominees were recommended for election by the Nominating and Corporate Governance Committee of the Board and the Board has approved such recommendation. If elected at the Annual Meeting, the nominees would serve until the 2029 annual meeting and until their respective successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present online at the meeting or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of “FOR” votes will be elected.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

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Skills and Experience
The matrix below summarizes key qualifications, skills, or attributes relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific notable area of focus or expertise. Not having a mark does not mean the director does not possess that qualification or skill. The biographies of our current directors below describe each director’s background and relevant experience in more detail.

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Class I and Continuing Directors
The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of the Class I directors. In addition, following the biographies of the Class I directors are the biographies of Class II and Class III directors, containing information regarding each director continuing to serve on the Board.
Class I Directors Whose Terms Expire at the 2026 Annual Meeting
Age 51 Director Since January 2023
Johanna Flower
Background
➢
From January 2022 to November 2022, Ms. Flower served as CrowdStrike’s Chief Marketing Officer, a role she previously held from November 2014 to August 2020.

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From June 2000 to June 2014, Ms. Flower served in various executive roles at Websense Inc., a cybersecurity software company now known as Forcepoint, LLC, where she served most recently as Senior Vice President and Chief Marketing Officer.

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Ms. Flower currently serves on the board of directors of Freshworks, Inc., a provider of modern Software-as-a-Service products, and several privately held companies.

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Ms. Flower previously served on the board of directors of ForgeRock, Inc., a digital identity technology company.

Education
Ms. Flower holds a B.A. in Business Administration from the University of Brighton, United Kingdom.
Qualifications
Ms. Flower brings to the Board extensive cybersecurity, go-to-market and modern governance experience, and knowledge of our company.

Age 69 Director Since December 2011 Nominating and Corporate Governance Committee
Denis J. O’Leary
Background
➢
Mr. O’Leary has been a private investor since January 2016.

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From September 2009 to February 2016, he served as co-managing partner of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations.

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From June 1978 to April 2003, Mr. O’Leary was with JPM Chase & Co., an investment bank and financial services company, where he served in various executive roles, including Corporate Treasurer, CIO, and Head of Retail and Small Business Banking.

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Mr. O’Leary previously served as a director and chairman of the board of directors of Fiserv, Inc., a public provider of financial services technology and as a member of the board of directors of Ventiv, Inc., a privately held software company.

Education
Mr. O’Leary holds a B.A. in Economics from the University of Rochester and an MBA from New York University.
Qualifications
Mr. O’Leary brings to the Board and the Nominating and Corporate Governance Committee extensive investment and financial experience, executive experience with global businesses, and knowledge of our company.

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Age 72 Director Since December 2017 Audit Committee
Godfrey R. Sullivan
Background
➢
From September 2008 to November 2015, he served as President and Chief Executive Officer of Splunk, Inc., a provider of machine data analytics software, and served on the board of directors of Splunk, Inc. from 2011 to 2019.

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From 2001 to 2004 he served as President and Chief Operating Officer, and from 2004 to 2007 as President, Chief Executive Officer and a member of the board of directors of Hyperion Solutions, an enterprise financial analytics company.

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Mr. Sullivan currently serves on the board of directors of GitLab, Inc., a DevOps software company.

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He previously served on the board of directors of Marqeta, Inc., a modern card issuing company; Citrix Systems, Inc., an enterprise software company; Informatica Corporation, an enterprise data management company; People.ai, a privately held Al revenue intelligence platform company; and RingCentral, Inc., a provider of cloud-based communications and collaboration solutions.

Education
Mr. Sullivan holds a B.B.A. from Baylor University.
Qualifications
The Board believes Mr. Sullivan’s perspective and experience as a former chief executive officer of other publicly traded companies and his experience as an executive and as a member of the board of directors of other companies in the enterprise software industry benefit the Board and the Audit Committee.

Continuing Directors
CrowdStrike has six other directors who will continue in office after the Annual Meeting with terms expiring in 2027 and 2028. The following includes a brief biography of each continuing director with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.
Class II Directors Continuing in Office Until the 2027 Annual Meeting
Age 65 Director Since September 2018 Chair Audit Committee; Compensation Committee
Roxanne S. Austin
Background
➢
Ms. Austin has served as President of Austin Investment Advisors, a private investment and consulting firm, since January 2004. Ms. Austin also served as chair of the U.S. Mid-Market Investment Advisory Committee of EQT Partners, a private equity group, from 2017 – 2023.

➢
Ms. Austin currently serves on the boards of directors of AbbVie Inc., a biopharmaceutical company; Freshworks, Inc., a provider of modern Software-as-a-Service products; and Verizon Communications, a telecommunications company.

➢
She previously served on the board of directors of Abbott Laboratories, a provider of pharmaceuticals, medical devices and nutritional products; Teledyne Technologies Incorporated, an industrial conglomerate; LM Ericsson Telephone Company, a networking and telecommunications company; and Target Corporation, a department store retailer.

Education
Ms. Austin holds a B.B.A. in Accounting from the University of Texas at San Antonio.
Ms. Austin is a member of the California State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
Qualifications
Ms. Austin’s extensive management and operating experience with global companies in innovative industries, financial expertise including financial statements, corporate finance and accounting matters, and corporate governance experience make her instrumental to our Board, Audit Committee and Compensation Committee.

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Age 60 Director Since August 2013 Compensation Committee; Transaction Committee
Sameer K. Gandhi
Background
➢
Mr. Gandhi is currently a partner at Accel, a venture capital firm he joined in June 2008, focusing on consumer, cloud/SaaS and media companies.

➢
He is responsible for Accel’s investments in Spotify, Dropbox, Flipkart and Venmo, among others throughout his 25 years of investing.

➢
Mr. Gandhi currently serves on the board of Freshworks, Inc., a provider of modern Software-as-a-Service products, as well as on the boards of several privately held companies.

Education
Mr. Gandhi has a B.S. in Electrical Engineering and an M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and an MBA from the Stanford Graduate School of Business.
Qualifications
The Board believes Mr. Gandhi’s extensive knowledge of our company and his experience as an investor, including more than 25 years of investing experience in cybersecurity companies and other technology and media companies that have significant worldwide operations, bring specific expertise to the Board, the Compensation Committee and the Transaction Committee.

Age 65 Director Since April 2012 Audit Committee; Nominating and Corporate Governance Committee; Transaction Committee
Gerhard Watzinger
Background
➢
From April 2013 to September 2013, he served as the Chief Executive Officer for IGATE Corporation, an IT services company.

➢
Mr. Watzinger served as the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation (“Intel”) a designer and manufacturer of digital technology platforms, until his resignation in March 2012.

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Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee.

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Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corporation, a global leader in data protection software, where he served as Chief Executive Officer from February 2004 to November 2007.

➢
He currently serves on the board of directors of Invicti Security, an application security company; NinjaOne, an IT management company; and KnowBe4, Inc., a security awareness training company.

➢
He previously served on the board of directors of Mastech Digital, Inc., a digital transformation and information technology services company; TeleSign, a digital identity company; and Absolute Software Corporation, a persistent software company.

Education
Mr. Watzinger holds an advanced degree in Computer Science from the University of Applied Sciences in Munich.
Qualifications
Mr. Watzinger brings to the Board, the Audit Committee, the Nominating and Corporate Governance Committee and the Transaction Committee deep operational expertise in the cybersecurity and IT industries, including experience as a chief executive officer and board member of several information technology companies, as well as extensive perspective and operational insight as our current Chairman.

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Class III Directors Continuing in Office Until the 2028 Annual Meeting
Age 59 Director Since July 2013 Chair Compensation Committee
Cary J. Davis
Background
➢
Mr. Davis is a Managing Director at Warburg Pincus, which he joined in October 1994, where he focuses on investments in the software and financial technology sectors.

➢
Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Inc., a multinational computer technology company, and a consultant at McKinsey & Company, a worldwide management consulting firm.

➢
Mr. Davis currently serves on the boards of directors of Clearwater Analytics Holdings, Inc., a Software-as-a-Service investment data platform company, and several privately held companies.

➢
Mr. Davis previously served on the board of directors of Cyren, a cybersecurity company.

Education
Mr. Davis holds a B.A. in Economics from Yale University and an MBA from Harvard Business School.
Qualifications
Mr. Davis brings to the Board and the Compensation Committee extensive business and investment expertise and his knowledge of our company and our industry.

Age 55 Director Since November 2011 Chair Transaction Committee
George Kurtz
Background
Mr. Kurtz is our founder and has served as our Chief Executive Officer, President and a member of our board of directors since November 2011.
➢
From October 2004 to October 2011, Mr. Kurtz served in executive roles at McAfee, Inc., a security technology company, including as Executive Vice President and Worldwide Chief Technology Officer from October 2009 to October 2011.

➢
In October 1999, Mr. Kurtz founded Foundstone, Inc., a security technology company, where he served as its Chief Executive Officer until it was acquired by McAfee, Inc. in October 2004.

➢
Since November 2017, he has also served as Chairman and as a board member for the CrowdStrike Foundation, a nonprofit established to support the next generation of talent and research in cybersecurity and artificial intelligence through grants and other activities.

➢
He served on the board of directors of Hewlett Packard Enterprise, an enterprise information technology company from June 2019 until April 2023.

Education
Mr. Kurtz holds a B.S. in Accounting from Seton Hall University. Mr. Kurtz also holds a CPA license from the State of New Jersey with an inactive status.
Qualifications
The Board believes Mr. Kurtz provides valuable insight to the Board and the Transaction Committee as a security industry pioneer with more than 30 years of experience in the security space, a technology business leader, and as an accomplished entrepreneur who has accumulated extensive perspective, operational insight, and expertise as our founder, Chief Executive Officer and President.

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Age 62 Director Since November 2020 Chair Nominating and Corporate Governance Committee
Laura J. Schumacher
Background
➢
From December 2018 to December 2022, Ms. Schumacher served as the Vice Chairman, External Affairs and Chief Legal Officer of AbbVie, Inc.

➢
Prior to that, Ms. Schumacher served as Executive Vice President, External Affairs, General Counsel and Corporate Secretary of AbbVie, Inc.

➢
Prior to AbbVie’s separation from Abbott Laboratories, Ms. Schumacher served in various leadership positions at Abbott, including as Executive Vice President, General Counsel from 2007 to 2012.

➢
Ms. Schumacher currently serves on the board of directors of General Dynamics Corporation, a global aerospace and defense company; the Board of Trustees for Ronald McDonald House Charities; and the Notre Dame College of Science Advisory Board.

Education
Ms. Schumacher holds a B.B.A. from the University of Notre Dame and a J.D. from the University of Wisconsin at Madison.
Qualifications
Ms. Schumacher brings to the Board and Nominating and Corporate Governance Committee extensive experience with respect to risk management and the types of legal and regulatory risks facing public companies, as well as an important understanding of corporate governance matters and complex corporate transactions.

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Information Regarding the Board of Directors and Corporate Governance
Corporate Governance Highlights

One share, one vote (dual class structure was sunset in fiscal 2025)

100% independent Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee

Independent Chair of the Board

Board composed of 89% independent directors

Regular executive sessions of independent directors

Rigorous director selection and evaluation process

Annual Board and committee evaluations

Annual review of committee charters and governance guidelines

Board continuing education program

Robust stockholder engagement program

Stock ownership guidelines for directors and executive officers

Restrictions on hedging and pledging of CrowdStrike securities

Clawback policy

Active management of director conflicts of interest

Independence of the Board of Directors
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with CrowdStrike’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Under the rules of Nasdaq, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the board of directors or a committee of the board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships and as a result of this review, our Board determined that each of Roxanne S. Austin, Cary J. Davis, Johanna Flower, Sameer K. Gandhi, Denis J. O’Leary, Laura J. Schumacher, Godfrey R. Sullivan, and Gerhard Watzinger, representing eight of our nine directors, does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our Board has an independent Chair, Mr. Watzinger, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, as well as the authority to call special meetings of the stockholders. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. We believe that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe

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that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole. We believe that the leadership structure of our Board, including Mr. Watzinger’s role as Chair, as well as the strong independent committees of our Board, is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as foster a corporate culture of integrity. Consistent with this approach, our Board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our Board also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.
In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk assessment and risk management, including the Company’s policies and practices pertaining to financial accounting, investment, tax, and privacy and cybersecurity matters, and discusses with management, our internal audit function and our independent auditor the Company’s major financial risk exposures. Our Compensation Committee reviews and assesses risks arising from the Company’s employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. Our Transaction Committee reviews and evaluates certain risks related to potential acquisitions of businesses, entities or technologies.
Our Board believes its current leadership structure supports the risk oversight function of the Board.
Family Relationships
There are no family relationships among the directors and executive officers.
Meetings of the Board of Directors
The Board met nine times during fiscal 2026. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member. We do not currently have a policy relating to director attendance, but the Company’s directors are encouraged to attend our annual meetings of stockholders. All of our then-directors attended our 2025 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Transaction Committee.
Each such committee has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair that member’s individual exercise of independent judgment with regard to the Company. The Board has also determined that each Audit Committee member meets the applicable rules for financial literacy under the rules and regulations of Nasdaq and the SEC and that Roxanne S. Austin qualifies as an “Audit Committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq.

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Audit Committee	Meetings in FY2026: 8
Members
➢ Roxanne S. Austin, Chair ➢ Godfrey R. Sullivan ➢ Gerhard Watzinger	Our Audit Committee is comprised of Roxanne S. Austin, Godfrey R. Sullivan, and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations.
Principal Responsibilities
The Audit Committee is responsible for, among other things:
• selecting and hiring our independent registered public accounting firm;
• evaluating the performance and independence of our registered public accounting firm;
• approving the audit and pre-approving any non-audit services to be performed by our registered public accounting firm;
• reviewing the integrity of our financial statements and related disclosures and reviewing our critical accounting policies and practices;
• reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;
• discussing with management and, as applicable, our independent registered public accounting firm, our disclosure controls and procedures over sustainability reporting data and disclosures;
• evaluating the performance of our internal audit function;
• overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
• reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;
• establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
• assessing and managing risks, including with respect to financial accounting, investment, tax, and privacy and cybersecurity matters;
• reviewing and approving in advance any proposed related-person transactions; and
• preparing the Audit Committee report that the SEC requires in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Audit Committee is available on our website at ir.crowdstrike.com.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2026 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Respectfully submitted by the members of the Audit Committee of the Board.
Roxanne S. Austin
Godfrey R. Sullivan
Gerhard Watzinger
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Compensation Committee	Meetings in FY2026: 15
Members
➢ Cary J. Davis, Chair ➢ Roxanne S. Austin ➢ Sameer K. Gandhi	Our Compensation Committee is comprised of Cary J. Davis, Roxanne S. Austin and Sameer K. Gandhi, each of whom meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.
Principal Responsibilities

The Compensation Committee is responsible for, among other things:
•
determining, or recommending to the board for determination, the compensation of our executive officers, including our Chief Executive Officer;

•
overseeing and setting compensation for the members of our Board;

•
administering our equity compensation plans;

•
reviewing matters related to human capital resources, including employee development, engagement and well-being;

•
overseeing our overall compensation policies and practices, compensation plans, and benefits programs;

•
reviewing and administering our Clawback Policy; and

•
reviewing management succession planning.

In addition, the Compensation Committee reviews with management the Company’s Executive Compensation Discussion and Analysis.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our Compensation Committee is available on our website at ir.crowdstrike.com.
The Compensation Committee has also delegated authority to our Chief Executive Officer and Chief Financial Officer to grant equity awards to employees subject to certain limitations established from time to time by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves or served during fiscal 2026 as a director or member of the compensation committee (or other board committee performing equivalent functions) of any entity that has or had, at the relevant time, one or more executive officers serving on our Compensation Committee or our Board.

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Nominating and Corporate Governance Committee	Meetings in FY2026: 4
Members
➢ Laura J. Schumacher, Chair ➢ Denis J. O’Leary ➢ Gerhard Watzinger	Our Nominating and Corporate Governance Committee is comprised of Laura J. Schumacher, Denis J. O’Leary and Gerhard Watzinger, each of whom meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations.
Principal Responsibilities

The Nominating and Corporate Governance Committee is responsible for, among other things:
•
evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•
reviewing and making recommendations with regard to any proposed material changes to our Charter and Bylaws;

•
reviewing and making recommendations with regard to our corporate governance guidelines;

•
reviewing conflicts of interest of our directors and corporate officers and proposed waivers of our corporate governance guidelines and our code of business conducts and ethics;

•
reviewing our sustainability policies, programs and progress to support the sustainable growth of our business;

•
reviewing our stockholder engagement efforts; and

•
evaluating the performance of our Board and of our committees.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our Nominating and Corporate Governance Committee is available on our website at ir.crowdstrike.com.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee considers the current size and composition, organization and governance of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, business experience and diversity, and with respect to diversity, such factors as differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board and have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of our Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Our Board conducts an annual evaluation of the performance of individual directors, the Board as a whole, and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, including an evaluation of the qualifications of individual members of the Board and such committees. The evaluation is conducted with the individual participation of each director. The results of the evaluation and any recommendations for improvement are provided orally to our Board and such committees of the Board either by the Chair of the Board or our outside counsel. We periodically assess and update our evaluation procedures to promote meaningful feedback.
The Nominating and Corporate Governance Committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our Board. Although we do not maintain a specific policy with respect to board diversity, our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of varied viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for election.
Stockholder Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider director candidates nominated by stockholders so long as such nominations comply with our amended and restated certificate of incorporation (our “Charter”), amended and restated bylaws (our “Bylaws”),

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and applicable laws, rules and regulations that govern stockholders making nominations. Our Nominating and Corporate Governance Committee will evaluate such candidates in accordance with its charter, our Bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. This process is designed to ensure that our Board includes members with a variety of backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to nominate a candidate to our Board should contact the Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701. To be timely for the 2027 Annual Meeting of Stockholders, nominations must be received by our Chief Legal Officer observing the same deadlines for stockholder proposals discussed below under “Questions and Answers about these Proxy Materials and Voting — When are stockholder proposals and director nominations due for next year’s annual meeting?”
Transaction Committee
In October 2023, our Board established the Transaction Committee to review, evaluate and approve certain potential acquisitions by the Company of businesses, entities or technologies. The Transaction Committee did not hold any meetings during fiscal 2026. Members of the Transaction Committee are not separately compensated for their service on the Transaction Committee.
Members
➢ Sameer K. Gandhi ➢ George Kurtz ➢ Gerhard Watzinger	Our Transaction Committee is comprised of Sameer K. Gandhi, George Kurtz and Gerhard Watzinger.
Stockholder Communications with the Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.
Interested parties wishing to communicate with non-management members of our Board may do so by writing and mailing the correspondence to Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701. Each communication should set forth, as relevant (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our legal department, in consultation with appropriate members of our Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board, or if none are specified, to the Chair of our Board. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.
Stockholder Engagement
We value the views of our stockholders. We believe stockholder engagement helps us understand stockholder perspectives and priorities and gives us an opportunity to take stockholder viewpoints into account as we review and evolve our practices and disclosures.
We initiated our stockholder engagement program in 2021. As part of this process, since our 2025 Annual Meeting of Stockholders, we sought meetings or met with stockholders who collectively represented over 40% of our outstanding shares at the time of outreach, excluding

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our affiliates. Through this program, our team met with governance professionals from active and passive funds as well as portfolio managers from active funds. Topics discussed included, but were not limited to:
•
Artificial intelligence (“AI”) governance;

•
Sustainability disclosures;

•
Executive compensation;

•
Human capital matters; and

•
Corporate governance.

Senior representatives from CrowdStrike’s human resources, investor relations and legal teams attended these meetings and communicated stockholder feedback to our Board members for them to take into account as appropriate. We expect to continue our engagement program to maintain an open dialogue and ensure that we have an understanding of our stockholders’ perspectives. Aside from our stockholder engagement program, we also engage with stockholders via quarterly earnings calls, equity analyst and investor meetings, investor road shows, industry conferences and company-hosted events.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at ir.crowdstrike.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Insider Trading Policy
CrowdStrike maintains an insider trading policy governing the purchase, sale, and gifts of our securities by directors, officers, employees, and certain contractors and consultants (together, “CrowdStrike Personnel”), as well as anyone living in the household of CrowdStrike Personnel and any individuals or entities whose securities transactions are subject to the influence or control of CrowdStrike Personnel. We believe our insider trading policy is reasonably designed to promote compliance by CrowdStrike Personnel with insider trading laws, rules and regulations, and the listing standards applicable to us. Our insider trading policy also subjects our directors, officers and certain other employees to additional trading restrictions. The foregoing summary of our insider trading policy does not purport to be complete and is qualified in its entirety by reference to the full text of the policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Equity Grant Practices
In response to Item 402(x)(1) of Regulation S-K, we do not time the grant of awards of stock options, stock appreciation rights or similar option-like instruments based on when we release material, non-public information, nor do we time the release of material, non-public information based on the grant dates of such equity awards.
During fiscal 2026, (i) none of our named executive officers (“NEOs”) were awarded stock options and (ii) we did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Corporate Responsibility
CrowdStrike believes that creating a positive global impact begins with our responsibility to our customers. By securing the infrastructure and protecting the integrity of businesses worldwide, we fulfill that mission. This requires not only a relentless commitment to fighting adversaries every single day, but the courage to hold ourselves accountable to being the change we want to see in the world. Our impact

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efforts are led by our executive leadership team and are reviewed by the Nominating and Corporate Governance Committee of our Board of Directors. We are proud to earn recognition for our efforts through accolades such as being named to the following lists in 2025: Fortune World’s Best Workplaces™, Fortune 100 Best Companies to Work For®, Fortune Best Workplaces for Women™, and PEOPLE® Companies that Care.
Sustainability
In fiscal 2026, we published CrowdStrike’s FY2025 Sustainability Update, our first annual sustainability report. The report included our first public disclosure of Scope 1 and Scope 2 emissions, with limited assurance from PricewaterhouseCoopers. We also conducted a climate risk scenario analysis, which was aligned to the framework contained in the Final Report of Recommendations of the Task Force on Climate-related Financial Disclosures, as disclosed in our report. The report can be found on https://www.crowdstrike.com/en-us/about-us/sustainability/.
Beyond reporting, we are conscious of our operational footprint. As an organization that allows for both remote and hybrid working arrangements, we can hire the best and the brightest wherever they are. This helps reduce our environmental footprint by decreasing long commutes and the impact that comes with operating a large number of physical offices. Furthermore, nearly half of our leased offices larger than 2,000 square feet are located in buildings that have received environmental certifications, including Leadership in Energy and Environmental Design (LEED), Building Research Establishment Environmental Assessment Method (BREEAM) and Energy Star certifications.
We also consider environmental impact in our data center location selection decisions. When feasible, we prefer locations with more sustainable power and a lower carbon footprint, choose servers with lower power demands, and adjust power to our servers based on demand to minimize energy utilized. We continually strive to increase the watts-to-performance ratio of our computing, which increases energy efficiency.
To complement our direct efforts to reduce our environmental impact, in fiscal 2026 we partnered with Watershed Technology Inc. to identify, purchase, and retire a variety of high-quality Energy Attribute Certificates (EACs).
Furthermore, in January 2026, we submitted our near-term company-wide GHG emission reduction targets to the Science Based Targets initiative (SBTi) as part of our ongoing efforts to address climate-related risks and align with customer priorities. In addition, in connection with Earth Day 2025, CrowdStrike employees engaged in a variety of initiatives, including a 30-day challenge to help employees build sustainable living habits and numerous learning opportunities relating to sustainable action.

Accessibility
CrowdStrike takes the accessibility of its products seriously, and we review our products for compliance on a recurring basis. In particular, we focus on screen reader compatibility for visually impaired users, keyboard navigation for users with limited dexterity and color/contrast configurability to optimize our experience for various classes of color-blindness. Our quality assurance team is also trained, certified and equipped to assist with testing for accessibility, and we work with external auditors to help identify any deficiencies.
CrowdStrike is committed to expanding our compliance with Web Content Accessibility Guidelines 2.2-AA, Section 508, and EN 301 549. We have invested, and intend to continue to invest in, the ongoing improvement of the accessibility of our products for differently abled users.

Governance
We strive to maintain high governance standards. Our commitment to effective corporate governance is illustrated by the following practices:
•
We have a “one share, one vote” structure.

•
Eight out of nine of our directors are independent.

•
The Chairperson of our Board is independent.

•
Our Audit, Compensation and Nominating and Corporate Governance committees are comprised of independent directors.

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•
Our Board and Audit, Compensation and Nominating and Corporate Governance committees perform annual self-assessments.

•
The leadership structure of our Board is reviewed annually.

•
Our independent directors regularly meet in executive session.

•
Our Board and Board committees may hire outside advisors independently of management.

•
Our insider trading policy contains anti-hedging and anti-pledging provisions.

•
We have not adopted a “poison pill” stockholder rights plan.

•
Our directors routinely attend director education programs to assist them in remaining current with corporate governance best practices and industry developments.

Data Privacy and Protection
CrowdStrike maintains a global privacy compliance management program designed to identify, assess, and help manage risks associated with the processing of personal data across our operations, products, and services. The program is led by our Chief Privacy and Policy Officer, who administers the program and coordinates day-to-day compliance with applicable global privacy laws and standards.
The privacy function regularly collaborates with our cybersecurity, legal, compliance, product, and other business teams, and participates in cross-functional governance bodies addressing enterprise risk, incident response, and artificial intelligence (“AI”) governance where privacy considerations are implicated.
The program includes documented policies, procedures, and controls, including: monitoring legal and regulatory developments; Privacy-by-Design and Privacy-by-Default practices; records of processing activities; privacy notices; customer, vendor, and intra-group data protection agreements; cross-border data transfer mechanisms; vendor and sub-processor oversight; processes for responding to individual privacy rights requests; and procedures to assess and respond to privacy-related incidents, including escalation to senior management and legal leadership as appropriate.
Management provides periodic briefings regarding privacy and data protection program effectiveness, regulatory developments, and privacy-related risk trends to the Audit Committee and the Board of Directors. While we implement legal, contractual, and technical safeguards designed to protect personal data, no system can eliminate all risk in a globally interconnected environment.

Information Security
CrowdStrike maintains an information security program, which is supervised by the Chief Information Security Officer, whose team is responsible for managing enterprise-wide cybersecurity strategy, policy, standards, and architecture. The information security team is made up of industry experts from varied technology specialties and located throughout the world. This multidisciplinary team is organized into multiple sub-teams focused on implementing defensive measures, validating security controls, securing CrowdStrike products, and simulating attacks to test defenses, and is engaged in a continuous communication feedback loop, designed with the same guiding security principles and industry-leading tooling that we bring to all of our customers.
Some information security program highlights include:
•
We maintain a 24x7x365 staffing program, resulting in rapid security incident response times and resolution.

•
The cybersecurity team leverages automation, orchestration, and AI to realize economies of scale.

•
Zero Trust security framework principles are utilized to minimize exposure to cyber issues by implementing strict access controls and authentication mechanisms.

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•
Our teams engage in cross-organization exercises to ensure response plans are clearly established.

•
CrowdStrike personnel, including certain contractors, undergo background checks, and CrowdStrike employee activity is monitored on CrowdStrike systems, where permitted by law.

•
Our programs and systems undergo rigorous audits where applicable (including SOC II, FedRAMP and ISO 42001) by independent organizations which help validate the security posture.

•
CrowdStrike’s AI governance aligns with industry standards, utilizing a structured approach encompassing people, processes, and technology. In fiscal 2026, we launched an internal AI governance committee, composed of a cross-functional management team. The committee provides strategic oversight, risk management, and policy direction to promote the development, deployment, and use of our AI systems in a responsible, secure, and compliant manner.

•
Our internal security testing team engages with external parties to validate our external and internal security posture through quarterly penetration testing led by top-tier security firms as well as actively engaging with the researcher community via the CrowdStrike Bug Bounty program.

•
All CrowdStrike employees are required to take annual information security and compliance training.

•
CrowdStrike maintains a visionary product security capability, dedicated to protecting CrowdStrike’s customer-facing products.

Securing our Future
We are committed to protecting local and global communities by investing in programs that keep our industry secure, help advance important causes and that nurture the next generation of talent. In fiscal 2026, CrowdStrike funded a variety of scholarships and grants to help develop the next generation of talent and resources in cybersecurity and AI across the globe through the CrowdStrike Foundation (managed through our donor advised fund at Charities Aid Foundation), corporate-directed giving and corporate-matching. Major programs included:
•
NextGen Scholarship Program for undergraduate and graduate students studying cybersecurity and/or AI.

•
Philanthropic investments in our communities through our support of more than 100 nonprofits globally, including: Operation Motorsport Foundation, Center for Infrastructure Assurance and Security, India STEM Foundation, Big Brothers Big Sisters, Junior Achievement, Cyber Texas, BRDG to Connect, and more.

•
Paid time off through our CrowdStrike Cares program to support local communities through philanthropy, volunteering, and other activities.

In fiscal 2026, CrowdStrike also provided select nonprofit organizations with access to its Falcon platform pro bono.

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Director Compensation
The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors and recommends compensation changes to the Board when appropriate. Under our Outside Director Compensation Policy (as amended, the “Policy”), our non-employee directors receive equity awards and cash retainers as compensation for service on our Board and certain of its committees. This Policy is intended to enable us to attract qualified directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders. The Policy was updated in fiscal 2026.
Under this Policy, non-employee directors receive the following annual cash retainers, payable in quarterly installments:
•
Non-executive Board chair: $50,000

•
Board member: $50,000

•
Audit Committee chair: $26,750

•
Audit Committee member: $12,500

•
Compensation Committee chair: $21,250

•
Compensation Committee member: $10,000

•
Nominating and Corporate Governance Committee chair: $14,500

•
Nominating and Corporate Governance Committee member: $6,000

Non-employee directors may elect to receive such annual cash retainers in the form of shares of common stock.
Non-employee directors also receive equity-based compensation in the form of restricted stock units (“RSUs”) with respect to shares of common stock granted pursuant to our Amended and Restated 2011 Equity Incentive Plan (“2011 Plan”) and our 2019 Equity Incentive Plan (“2019 Plan”).
Each non-employee director will be automatically granted the following awards upon first joining our Board:
•
an initial RSU award with a grant date fair value of $375,000, vesting annually over three years, subject to continued service on the Board; plus

•
an additional initial RSU award equal to the same number of RSUs subject to the annual RSU award provided to non-employee directors at the prior annual meeting of stockholders, pro-rated based on the director’s length of service prior to the next annual meeting of stockholders. This award will vest on the earlier of (i) the date of the next annual meeting of stockholders held after the director first joins the Board or (ii) the date on which the other directors’ annual awards described below for such year vest, subject to continued service on the Board.

On the day of the Annual Meeting, each continuing non-employee director will be granted:
•
an annual RSU award with a grant date fair value of $272,500, vesting in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders held after the date of grant, in each case, subject to continued service on the Board.

In the event of a change in control (as defined under the 2019 Plan), all of our non-employee directors’ equity awards will become fully vested, subject to such non-employee director’s continuous service through the date of such change in control.
In addition, we reimburse all our directors for their reasonable travel expenses incurred in attending meetings of our Board or committees as well as pre-approved out of pocket expenses to attend director continuing education events. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites such as health insurance coverage, as determined by us from time to time.
Our 2019 Plan contains maximum limits, which were approved by our stockholders prior to our 2019 Plan becoming effective, on the aggregate amount of cash compensation and equity awards that can be paid, issued or granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential payments or grants or a commitment to make any payments or equity award grants to our non-employee directors in the future, other than as set forth in the Policy.

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The following table reflects information regarding the compensation of our non-employee directors for fiscal 2026.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($) (3)	Total Compensation ($)
Roxanne S. Austin	80,187	272,175	-	43,681	396,043
Cary J. Davis	66,563	272,175	-	-	338,738
Johanna Flower	45,833	272,175	-	61,941	379,949
Sameer K. Gandhi	55,833	272,175	-	-	328,008
Denis J. O’Leary	51,417	272,175	-	-	323,592
Laura J. Schumacher	58,458	272,175	-	-	330,633
Godfrey R. Sullivan	58,333	272,175	-	-	330,508
Gerhard Watzinger	113,917	272,175	-	43,681	429,773

(1)
Non-employee directors may elect to receive their annual cash retainer in the form of shares of common stock. The following table provides the number of shares of common stock received in lieu of cash by each non-employee director for fiscal 2026:

Name	Shares of Common Stock Received
Cary J. Davis	142
Johanna Flower	96
Sameer K. Gandhi	119
Denis J. O’Leary	110
Laura J. Schumacher	125
Gerhard Watzinger	244

(2)
The amounts in this column reflect the grant date fair values of the restricted stock units granted to our non-employee directors during fiscal 2026, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and the value of restricted stock units granted in lieu of the director’s annual cash retainer as described in footnote 1 above. The actual value, if any, realized by our non-employee directors for these awards is a function of the value of the shares underlying these awards if and when they vest. For additional information on how we account for equity-based compensation, see Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2026, which was filed with the SEC on March 5, 2026.

(3)
Each entry represents the value of health insurance benefits provided to the respective director during the fiscal year.

As of January 31, 2026, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Shares Underlying Stock Awards (1)	Shares Underlying Options (2)
Roxanne S. Austin	561	50,000
Cary J. Davis	561	-
Johanna Flower	561	-
Sameer K. Gandhi	561	-
Denis J. O’Leary	561	-
Laura J. Schumacher	561	-
Godfrey R. Sullivan	561	-
Gerhard Watzinger	561	-

(1)
Each entry represents the number of shares underlying any outstanding unvested restricted stock unit award.

(2)
Each entry represents the aggregate number of any shares underlying unexercised options and any unvested shares acquired upon early exercise of options.

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Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for the fiscal year ending January 31, 2027 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law requires stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of CrowdStrike and its stockholders.
The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will not be counted as votes cast.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to CrowdStrike for the fiscal years ended January 31, 2026 and January 31, 2025, by PricewaterhouseCoopers LLP, CrowdStrike’s principal accountant.
	Fiscal Year (in thousands)
	2026	2025
Audit Fees (1)	$6,885	$5,643
Audit-related Fees (2)	150	-
Tax Fees (3)	538	604
All Other Fees (4)	2	2
Total Fees	$7,575	$6,249

(1)
“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-related Fees” consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” This category includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

(3)
“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

(4)
“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

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Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CROWDSTRIKE’S
INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JANUARY 31, 2027.

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Proposal 3
Approval of an Amendment and Restatement of Our Amended and Restated Certificate of Incorporation to Limit Officer Liability as Permitted by Delaware Law
After careful consideration, the Board has declared advisable and in the best interests of the Company and its stockholders, and approved and recommended that our stockholders approve, an amendment and restatement of the Company’s Charter to limit the liability of certain officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) (the “Proposed Amended and Restated Charter”).
In August 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to include certificate of incorporation provisions limiting the personal liability of certain officers for monetary damages for breaches of the fiduciary duty of care in certain actions. This change extended the availability of similar protections that have long been available to directors to certain officers who, at the time of alleged wrongful conduct: (i) serve or have served as the Company’s President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Controller, Treasurer or Chief Accounting Officer, (ii) are or were identified in the Company’s public filings with the SEC as a named executive officer or (iii) had entered into a written agreement with the Company consenting to be identified as an officer for purposes of service of process in the State of Delaware.
Purpose of the Proposed Amended and Restated Charter
The Proposed Amended and Restated Charter would contain provisions that allow us to limit the personal liability of certain officers to the fullest extent permitted by the DGCL. Consistent with the statute, this protection would apply only to certain direct claims brought by stockholders, including class actions, and would not apply to claims brought by or in the right of the Company (derivative claims). In addition, the amendment would not limit liability for breaches of the duty of loyalty to us or our stockholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, or any transaction from which the officer derived an improper personal benefit.
The Board believes that adopting the Proposed Amended and Restated Charter containing provisions that allow us to limit the personal liability of certain officers to the fullest extent permitted by the DGCL will help CrowdStrike attract and retain talented leaders by reducing the potential exposure to liabilities, costs of defense and other risks of legal liability from exceeding the benefits of serving as an officer of our Company. CrowdStrike’s officers are often required to make complex, high impact decisions in response to rapidly evolving opportunities and challenges. Limiting the personal risk exposure of our current and prospective officers would empower officers to best exercise their business judgment regarding decisions made in good faith and in consideration of the best interests of the Company and its stockholders. The Proposed Amended and Restated Charter would also more closely align the protections available to our officers with those already available to our directors and further align our governance practices with those of many other Delaware corporations.
Appendix B shows the proposed changes to the Charter, with proposed deletions reflected by red “~~strike-through~~” text and proposed additions reflected by blue “underline” text. This summary is qualified in its entirety by reference to Appendix B and the above description of Section 102(b)(7) of the DGCL is qualified in its entirety by reference to Section 102(b)(7) of the DGCL.
Vote Required for Approval
The approval of the Proposed Amended and Restated Charter requires the affirmative “FOR” vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting. You may vote “For” or “Against” or you may “Abstain” with respect to this proposal. Abstentions and broker non-votes will have the same effect of a vote against this proposal.

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If our stockholders approve this proposal, the Proposed Amended and Restated Charter would become effective upon the filing of that document with the Secretary of State of the State of Delaware. We intend to make the filing promptly after the Annual Meeting. The Board retains the discretion to abandon the Proposed Amended and Restated Charter at any time before it becomes effective.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” AN
AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO LIMIT OFFICER LIABILITY AS PERMITTED BY DELAWARE LAW.

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Proposal 4
Advisory Vote on the Ratification of Supermajority Voting Provisions in Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our Board is seeking stockholder ratification of provisions in our Charter and Bylaws that require a vote of two-thirds of the outstanding shares of our common stock in order to take certain actions (the “Supermajority Provisions”). The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The following is a summary of the Supermajority Provisions contained in our Charter and Bylaws:
•
Article IV, Section 3.5 of our Charter relates to the protective provisions for the Class B common stock and requires the prior affirmative vote of the holders of two-thirds the outstanding shares of Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or our Charter, to take certain actions listed in such protective provisions. This provision is no longer applicable as the Class B common stock was retired in December 2024.

•
Article IV, Section 4.4 of our Charter allows the holders of two-thirds of the then outstanding shares of Class B common stock, voting as a separate class, to set the Final Conversion Date (as defined in our Charter). This provision is no longer applicable as such Final Conversion Date has passed and the Class B common stock was retired in December 2024.

•
Article V of our Charter requires the affirmative vote of the holders of not less than two-thirds of the total voting power of the capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, for our stockholders to adopt, amend or repeal our Bylaws.

•
Article X of our Charter requires, prior to the Final Conversion Date, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter, change or repeal any provision contained in our Charter or adopt any new provision of our Charter. This provision is no longer applicable as such Final Conversion Date has passed.

•
Article X of our Charter requires, from and after the Final Conversion Date, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal, or adopt any provision of our Charter inconsistent with Article IV, Section 3 (Common Stock); Article V (Bylaws); Article VI (Board of Directors); Article VII (Meetings of Stockholders); or Article X (Amendments).

•
Section 6.06 of our Bylaws requires the affirmative vote of the holders of two-thirds of the total voting power of all the outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, to adopt, amend or repeal our Bylaws.

The Company received a stockholder proposal this year for consideration at the Annual Meeting to eliminate the Supermajority Provisions in the Charter and Bylaws and to take the necessary actions to replace such provisions with simple majority voting (the “Stockholder Proposal”). As detailed in a letter submitted by the Company to the staff of the SEC, the Company believes that the Stockholder Proposal was appropriately excluded from this Proxy Statement under Rule 14a-8(i)(9) of the Exchange Act because it would have directly conflicted with this Proposal 4. Due to the conflicting nature of this Proposal 4 and the Stockholder Proposal, a reasonable stockholder could not logically vote in favor of both proposals.

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Purpose of the Supermajority Provisions
Promote Long-Term Corporate Management
Our Board believes the Supermajority Provisions safeguard the long-term interests of our stockholders, our Board, and third parties, enabling them to make long-term investments in the Company knowing that our corporate governance will be steady and changes will be carefully considered and broadly supported. Changes to the provisions that require a supermajority vote to amend may be appropriate over time. By requiring supermajority approval, we incentivize careful consideration of any such changes, decreasing the likelihood that a change will subsequently be quickly reversed. Supermajority voting requirements on significant corporate actions are common — many publicly-traded companies require a supermajority to take crucial actions.
Require Broad Stockholder Support for Key Actions and Protect Minority Stockholders
Our Board believes the Supermajority Provisions are strong corporate governance because they ensure that any significant changes to the provisions mentioned above must be made with broad stockholder support. Majority voting allows relatively few, large stockholders to dominate a substantial number of smaller stockholders.
In addition, our Board has a fiduciary duty to pursue the best interests of all stockholders. By reserving changes to certain fundamental governance provisions for supermajority approval, these provisions help insulate us from a small number of large stockholders acting out of self-interest at the expense of minority stockholders.
Limited Scope
Lastly, our Board recognizes that supermajority is not necessary for all aspects of our structure and governance. While the Supermajority Provisions in our Charter and Bylaws promote long-term corporate management, require broad stockholder support and protect minority stockholders with respect to certain fundamental matters, our corporate governance empowers stockholders to take action on all other matters with a lower vote.
Vote Required for Approval
The ratification of supermajority voting provisions in our Charter and Bylaws, to be approved on an advisory, non-binding basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions and broker non-votes will not be counted as votes cast. Because the vote is advisory, it is not binding on management or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Nominating and Corporate Governance Committee and the Board intend to consider the results of this vote in making determinations in the future regarding our governance.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” THE ADVISORY VOTE
TO RATIFY SUPERMAJORITY VOTING PROVISIONS IN OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS.

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Executive Compensation Discussion and Analysis

Our Fiscal 2026
Named Executive Officers
George Kurtz
President, Chief Executive Officer & Founder
Michael Sentonas
President
Burt Podbere
Chief Financial Officer
Shawn Henry (4)
Former Chief Security Officer
1 — Business Performance Highlights
CrowdStrike continued to deliver strong financial and operational performance in fiscal 2026. Highlights include:
•
Annual Recurring Revenue. (1) ARR increased 24% as compared to fiscal 2025 to reach $5.25 billion as of January 31, 2026.
•
Revenue. Fiscal 2026 revenue grew 22% to reach $4.81 billion.
•
Cash Flow. Fiscal 2026 cash flow from operations increased 17% to reach a new record of $1.61 billion. Free cash flow increased 16%, growing to $1.24 billion. (2)
•
Net Income. Fiscal 2026 GAAP net loss attributable to CrowdStrike of $163 million and non-GAAP net income attributable to CrowdStrike of $957 million. (3)
•
Customers. We are trusted by more than 88,000 organizations, including our end customers and those of our Managed Security Service Providers (MSSP).
CrowdStrike’s performance was achieved through continued execution on multiple fronts in fiscal 2026. Innovation and business milestones from the year and recent highlights include:
•
Achieving ISO/IEC 42001:2023 certification, validating CrowdStrike’s disciplined, externally audited approach to the responsible design, development, and operation of AI-powered cybersecurity.

(1)
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.

(2)
See Appendix A of this Proxy Statement for a reconciliation of free cash flow to cash flow from operations.

(3)
See Appendix A of this Proxy Statement for a reconciliation of non-GAAP net income attributable to CrowdStrike to GAAP net income (loss) attributable to CrowdStrike.

(4)
For purposes of this Executive Compensation Discussion and Analysis section, references to our NEOs do not include Mr. Shawn Henry, our Former Chief Security Officer, who retired from his role as Chief Security Officer effective as of March 31, 2025 and whose compensation is separately discussed below under “Mr. Henry’s Compensation.”

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•
Acquiring SGNL, a leader in Continuous Identity; Seraphic Security, a leader in browser runtime security; Onum, a pioneer in real-time telemetry pipeline management; and Pangea, a leader in AI security.

•
Announcing an expansion of a strategic alliance with Microsoft that allows organizations to purchase the Falcon platform on Microsoft Marketplace using their existing Microsoft Azure Consumption Commitment.

•
Delivering 100% detection and 100% protection with no false positives in the 2025 MITRE ATT&CK® Enterprise Evaluations.

•
Announcing new innovations, including AI Model Scanning and detection of Shadow AI, to secure every area of cloud risk and groundbreaking agentic AI innovations built on NVIDIA AI software, setting a new standard for AI-powered cybersecurity.

•
Expanding CrowdStrike’s module adoption rates, which were 50%, 34%, and 24% for, six or more, seven or more and eight or more modules, respectively, as of January 31, 2026. (5)

Our business performance has resulted in a stock price that has appreciated considerably, looking at the five-year period ended January 31, 2026. We have continued to deliver meaningful long-term total stockholder return (“TSR”) during this period and trend above the aggregate TSR performance of key indices such as the S&P 500 Index and the Nasdaq 100. The chart below shows how a $100 investment in CrowdStrike’s common stock on January 31, 2021 would have grown to $204.54 on January 31, 2026.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among CrowdStrike Holdings, Inc., the S&P 500 Index,
the S&P 500 Information Technology Index and the Nasdaq 100 Index

$300
$250
$200
$150
$100
$50
$0
1/21
1/22
1/23
1/24
1/25
1/26
CrowdStrike Holdings, Inc.
S&P 500
S&P 500 Information Technology
Nasdaq 100

*$100 invested on 1/31/21 in stock or index, including reinvestment of dividends.
Fiscal year ending January 31.

Copyright© 2026 Standard & Poor's, a division of S&P Global. All rights reserved.

(5)
Module adoption rates are calculated by taking the total number of customers with six or more, seven or more and eight or more modules, respectively, divided by the total number of subscription customers (excluding Falcon Go customers). Falcon Go customers are defined as customers who have subscribed with the Falcon Go bundle, a package designed for organizations with 100 endpoints or less.

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The supplemental disclosure chart below shows CrowdStrike’s aggregate TSR performance against the Global X Cybersecurity ETF (BUG) and the Bessemer Venture Partners Nasdaq Emerging Cloud Index (EMCLOUD). We believe these additional indices provide a helpful comparison of our performance against a basket of other cybersecurity stocks and emerging cloud stocks.

COMPARISON OF CUMULATIVE TOTAL RETURN*

Among CrowdStrike Holdings, Inc., Global X Cybersecurity ETF and Bessemer Venture Partners Nasdaq Emerging Cloud Index

$250
$200
$150
$100
$50
$0
1/21
1/22
1/23
1/24
1/25
1/26
CrowdStrike Holdings, Inc.
Global X Cybersecurity ETF (BUG)
Bessemer Venture Partners Nasdaq Emerging Cloud Index (EMCLOUD)

*$100 invested on 1/31/21 in stock, including reinvestment of dividends. Fiscal year ending January 31.

The Compensation Committee believes that fiscal 2026 compensation for our NEOs is commensurate with CrowdStrike’s growth, performance and the significance of the roles each NEO plays in continuing to scale the business to that of a more mature public company that has goals and impact priorities designed to be realized over the next several years. The Compensation Committee also took into consideration the talent environment in which we operate to ensure that our compensation programs are designed to strengthen our ability to continue to attract and retain the caliber of executives needed to sustain our success.
This Executive Compensation Discussion and Analysis section describes our executive compensation philosophy, policies and practices upon which our executive compensation program is based, including the compensation paid to our NEOs for fiscal 2026.
2 — Our Approach to Executive Compensation
Role of Stockholders
We value our stockholders’ opinions and feedback and are committed to maintaining an active dialogue to understand their priorities and concerns. Since our 2025 annual meeting of stockholders, we have continued our stockholder engagement program, seeking meetings or meeting with stockholders who collectively represented over 40% of our outstanding shares at the time of outreach, excluding our affiliates. Through this program, we engaged with our stockholders to, among other things, discuss our executive compensation practices and solicit feedback to inform our Compensation Committee’s deliberations as it considers how to incentivize performance and set appropriate goals as our company continues to mature. Influenced in part by our conversations with our stockholders, we maintain stock ownership guidelines for our independent directors and executive officers, including our Chief Executive Officer. We believe that ongoing engagement builds mutual trust and alignment with our stockholders and is essential to our long-term success.

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Compensation Philosophy
Our compensation philosophy is designed to attract, motivate and retain top talent while driving long-term business success through performance-based compensation. Our performance-based elements are designed to ensure executive compensation outcomes are directly linked to achievement of critical business goals. Given the highly competitive market for proven cybersecurity executives, our awards provide strong incentives for select continued leadership while maintaining strict performance requirements. We also place considerable weight on long-term incentive vehicles, reinforcing our commitment to sustainable long-run success and talent retention. We achieve these objectives through programs that:

Provide a competitive total pay opportunity for top talent who possess best-in-class skills, experience and leadership required to drive and expand our business in a dynamic, innovative and highly competitive environment;

Deliver a significant portion of our executive’s pay through performance-based incentives that are tied to meeting rigorous financial and operating goals, as well as the performance of our stock; and

Emphasize long-term performance, retention and alignment with stockholders by significantly weighting our executives’ compensation towards long-term equity incentives, multi-year vesting and challenging performance requirements.

In fiscal 2026, we continued to emphasize our commitment to long-term sustained success by anchoring our executive compensation programs to performance-based and long-term incentives. On average, 93.7% of our NEOs’ annual compensation was tied to long-term incentives. 46.8% of our NEOs’ annual long-term incentive equity awards consisted of performance-based stock units (“PSUs”) with vesting tied to the achievement of rigorous financial targets. In addition, 50.1% of our NEOs’ total compensation is performance-based, with payout or vesting based on the achievement of financial or operational goals.
These metrics exclude the TSR PSUs awarded to Mr. Kurtz (as defined and further discussed below) and the compensation of Shawn Henry, who retired from his role as Chief Security Officer effective as of March 31, 2025 (as further discussed below under “Mr. Henry’s Compensation”). The payout of both annual cash and long-term equity incentive awards is based on achievement of pre-established financial performance goals that emphasize responsible growth through the inclusion of both top and bottom-line metrics.

(1)
Excludes Mr. Kurtz’s TSR PSUs and the compensation of Mr. Henry, who retired from his role as Chief Security Officer effective as of March 31, 2025 and did not receive any equity compensation in fiscal 2026.

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Executive Compensation Practices & Policies
Our executive compensation program incorporates the following corporate governance best practices designed to protect the interests of our stockholders and is consistent with high standards of risk management. We are committed to sound executive compensation policies and practices, as highlighted in the following table:
Summary of Key Compensation Practices:
What We Do:
Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of  “at-risk” performance-based compensation linked to achievement of rigorous performance goals.

Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term results.
At-Risk Short-Term Incentive Compensation. The entirety of our NEOs short-term cash incentive is at-risk.
Diverse Performance Measures. Our performance-based compensation elements are tied to a variety of diverse performance metrics to ensure success across a variety of key financial measures.
Maintain an Independent Compensation Committee. Our Compensation Committee is comprised solely of independent directors with extensive industry experience.
Maintain an Independent Compensation Committee Advisor. The Compensation Committee engages its own independent compensation consultant.

Conduct Annual Compensation Review. The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

Perform Annual Compensation-Related Risk Assessment. We have strong risk and control policies, we take risk management into account in making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.

Maintain Stock Ownership Guidelines. We have robust stock ownership guidelines and holding requirements for our executive officers.
Maintain a Clawback Policy. We maintain a clawback policy that provides for the recoupment of incentive compensation in compliance with applicable law.
What We Do Not Do:
No Special Executive Retirement Plans. We do not offer pension arrangements or retirement plans or similar arrangements with our NEOs that are different from or in addition to those offered to our other employees.

No Excise Tax “Gross-Ups.” We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “IRC”).

No “Single-Trigger” Change in Control Arrangements. Since the time of our IPO, we have not provided for “single-trigger” acceleration of compensation or benefits solely upon a change in control.
No Excessive Perks. We generally do not provide excessive perquisites to our NEOs.
Do Not Permit Hedging. We prohibit directors and employees, including our NEOs, from hedging CrowdStrike securities.
Do Not Permit Pledging. We prohibit employees, including NEOs, from pledging CrowdStrike securities without the consent of our Legal Department.
Peer Group Used for Fiscal 2026 Executive Compensation Analysis
On an annual basis, the Compensation Committee reviews and approves the composition of the peer group used for compensation comparison purposes. In determining if any changes were necessary for fiscal 2026, the Compensation Committee, with the assistance of its independent compensation consultant, Compensia Inc. (“Compensia”), considered the following peer group selection criteria:
•
Companies in the technology industry, with a preference for “software-as-a-service” (SaaS) and internet/network security software companies to reflect CrowdStrike’s competition for executive talent;

Page 34 |

•
Annual revenue of between approximately 0.5x – 2.5x of CrowdStrike’s last four quarters of revenue;

•
Market capitalization between approximately 0.25x – 4x of CrowdStrike’s market capitalization; and

•
High-growth companies with strong revenue growth and market capitalization as a multiple of revenue.

Based on the selection criteria and the Compensation Committee’s assessment:
+
Added: AppLovin Corporation and Arista Networks, Inc.

-
Removed: BILL Holdings, Inc., Enphase Energy, Inc., and Twilio Inc.

Fiscal 2026 Peer Group
AppLovin Corporation	MongoDB, Inc.	Snap Inc.
Arista Networks, Inc.	Okta, Inc.	Snowflake Inc.
Atlassian Corporation	Palantir Technologies Inc.	The Trade Desk, Inc.
Block, Inc.	Palo Alto Networks, Inc.	Workday, Inc.
Cloudflare, Inc.	Pinterest, Inc.	Zoom Communications, Inc.
Datadog, Inc.	Roblox Corporation	Zscaler, Inc.
Fortinet, Inc.	ServiceNow, Inc.
HubSpot, Inc.	Shopify Inc.
Our continued strong growth trajectory is reflected in our performance relative to our peer group. The following chart shows CrowdStrike’s position within the peer group on three screening criteria (revenue, one-year revenue growth and market cap), based on each peer company’s publicly reported trailing four quarters financial data as of August 7, 2024. (1)

(1)
Financial data per S&P Capital IQ as of August 7, 2024. Market Cap based on the 30-day average as of August 7, 2024.

Compensation Setting Process
When determining recommendations for our NEOs’ fiscal 2026 compensation levels, the Compensation Committee considered how our NEOs compared to the compensation levels for comparable positions in the peer group. In addition to referencing data from proxy statements and current reports on Form 8-K filings of our peer group, the Compensation Committee also reviewed survey data drawn from Radford custom peer group surveys as a supplemental data source.
The Compensation Committee establishes base salaries, annual cash incentive awards and long-term equity-based incentive awards on a case-by-case basis for each NEO taking into consideration: (i) individual performance, role expertise and experience, (ii) Company performance, (iii) competitive market conditions, (iv) succession planning, (v) retention and external opportunities potentially available to our executives, (vi) internal equity among internal peers, (vii) unrealized equity gains and (viii) best compensation governance practices.
While the Compensation Committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. The Compensation Committee does not tie individual compensation to specific target pay percentiles but rather makes a determination based on inputs from the CEO (except with respect to his own compensation), as well as the directors’ knowledge and judgment in assessing the various factors that would best further the principles and objectives of our executive compensation program.

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Performance-Based Pay and Goal Setting
In order to promote our focus on long-term sustained financial success, the Compensation Committee engages in a rigorous and deliberate process in establishing various revenue and profitability objectives that are used in both our annual cash and long-term equity incentive plans. The Compensation Committee reviews and determines the appropriateness of thresholds, maximums and interim payout levels for each metric by considering past performance, business expectations, potential customer / market scenarios and macroeconomic conditions on a yearly basis. The performance goals are intended to be challenging but achievable without encouraging inappropriate risk-taking, with maximums that can be reached only with exceptional performance. The fiscal 2026 performance targets were directly linked to our annual operating plan.
Performance-Based Pay Component	Metrics	Rationale
Annual Cash Incentive (Corporate Incentive Plan)	Non-GAAP Operating Income Net New ARR Net Retention Rate	Motivates our NEOs to achieve short-term business objectives that drive growth of the Company Performance-based, not guaranteed
Performance-Based Stock Units (1)	Revenue (2) Non-GAAP Earnings Per Share (“EPS”)	Aligns our NEOs’ interests with those of our stockholders by focusing on the creation and maintenance of long-term stockholder value

(1)
This table does not include the TSR PSUs received by Mr. Kurtz, which is a multi-year award and will not be granted on a recurring basis.

(2)
For fiscal 2026, we transitioned from expressing our revenue growth goal as a percentage to an absolute figure. As our revenue base has grown, absolute dollar targets better distinguish between achievement levels and align with our operating plan.

Role of the Compensation Committee and the Board
The Compensation Committee, which is composed entirely of independent directors, establishes our overall compensation philosophy and objectives, and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee’s responsibilities include, but are not limited to, reviewing and approving:
•
Our peer group;

•
Our compensation philosophy and objectives;

•
The specific compensation of our NEOs, other than (i) equity grants to our NEOs, and (ii) the compensation of our CEO, where the Compensation Committee makes recommendations to our Board. Following such recommendation, and after discussion with the members of the Compensation Committee regarding their assessment and recommendations, the Board makes the final determination of our CEO’s compensation and approves equity grants to our NEOs;

•
Annual and long-term incentive plans and benefit plans; and

•
Annual proxy statement/Executive Compensation Discussion and Analysis (“CD&A”) disclosure.

Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms.
Pursuant to this authority, for fiscal 2026, the Compensation Committee engaged Compensia to provide independent advice on matters relating to our executive compensation program. Compensia supports the Compensation Committee by:
•
Attending Compensation Committee meetings as requested and communicating with the Compensation Committee chair outside of meetings;

•
Providing independent advice to the Compensation Committee regarding competitive market practices, assessments and trends and advising on plans or practices that may improve the design and structure of our executive compensation program;

•
Reviewing the CD&A and other compensation-related disclosures in our proxy statements; and

•
Updating the Compensation Committee on corporate governance and regulatory issues and developments.

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The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.
The Compensation Committee has evaluated Compensia’s independence by considering the requirements adopted by Nasdaq and the SEC, and has determined that its relationship with Compensia does not raise any conflict of interest. As part of the Compensation Committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and supporting the independence determination.
Role of Management
The Compensation Committee consults with members of our management team, including our CEO and our human resources, finance and legal professionals when making compensation decisions. Our CEO works closely with the Compensation Committee and provides the Compensation Committee with performance assessments and compensation recommendations for each NEO other than himself, based on each NEO’s level of performance and corporate performance, retention risk, as well as any changes in market practice. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.
3 — Fiscal 2026 Compensation Program and Results
Our executive compensation program is designed to motivate outstanding performance commensurate with CrowdStrike’s performance. Our executive compensation philosophy provides for a compensation structure which pays base salaries to our NEOs that represent a relatively small percentage of their total compensation, while offering them the opportunity to earn a significant portion of their compensation in the form of performance-based compensation (i.e., annual cash and long-term equity incentive awards).
Each of the compensation elements for our NEOs (other than Mr. Henry) for fiscal 2026 is discussed in detail below. Mr. Henry retired from his role as Chief Security Officer effective as of March 31, 2025 and his compensation for fiscal 2026 is discussed below under “Mr. Henry’s Compensation.”
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program to attract and retain top performing senior executives. Base salaries provide a fixed source of compensation to our NEOs, allowing them a modest degree of certainty relative to the significant portion of their compensation that is based on performance and dependent on our stock price.
In early fiscal 2026, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration a competitive market analysis performed by Compensia, which included a review of the market data of the compensation peer group for our executive officer positions and an evaluation of the compensation levels of our NEOs. Taking into consideration the factors described in the “Compensation Setting Process” section and tailoring each NEO’s pay to reflect their respective role, responsibility and performance with rates of pay of those at comparable companies, under the recommendation of the Compensation Committee, the Board approved the following base salary increases for fiscal 2026:
Fiscal 2026 Base Salary Increases
Name	Fiscal 2025 Base Salary	Fiscal 2026 Base Salary (1)
Mr. Kurtz	$1,000,000	$1,100,000
Mr. Sentonas	$750,000	$875,000
Mr. Podbere	$675,000	$700,000

(1)
Increases to base salaries for fiscal 2026 became effective as of February 1, 2025.

Annual Cash Incentive Awards
We use cash incentive awards to motivate our NEOs to achieve our short-term financial objectives while making progress towards our longer-term growth and value creation. Target annual cash incentive opportunities are defined as a percentage of the applicable NEO’s base salary.

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For fiscal 2026, Messrs. Kurtz, Sentonas and Podbere were eligible to participate in the Company’s Corporate Incentive Plan (“CIP”).
After considering the market analysis conducted by Compensia and taking into consideration factors described in the “Compensation Setting Process” section, the Compensation Committee recommended to the Board to approve the following adjustment to our CEO’s target annual cash bonus opportunity and for our other NEOs’ target annual cash bonus opportunity (as a percentage of base salary) to remain at the same levels as for fiscal 2025. Based on the Compensation Committee’s recommendation, the Board approved our NEOs’ target annual cash bonus opportunities for fiscal 2026 as follows:
Name	Fiscal 2025 Target Bonus	Fiscal 2026 Target Bonus
Mr. Kurtz	125%	135%
Mr. Sentonas	100%	100%
Mr. Podbere	100%	100%
Fiscal 2026 Corporate Incentive Plan (CIP)
Under the fiscal 2026 CIP, we maintained the weighting of the non-GAAP operating income metric at 30%. We believe that a weighted structure places the right balance of emphasis between top and bottom-line metrics as we continue to evolve and grow our business. Each of our NEOs had the opportunity to earn between 0% and 148% (subject to the Net Retention Rate modifier, as described below) of their target annual opportunity based on performance against the following three financial targets:
Performance Metrics	Description
Non-GAAP Operating Income (2) (30% weighting)
Non-GAAP operating income is an indicator of profitability that eliminates the effects of events that either are not part of our core operations or are non-cash as well as the impact of income taxes.
The non-GAAP operating income portion of the CIP is only funded if at least 80% of our non-GAAP operating income target is met within the performance period. Specifically, funding under the CIP as a percentage of our non-GAAP operating income target is determined in accordance with the following table:

Achievement Against Target	Payout
Less than 80%	No payout
80% – 100%	25% – 100% payout (with linear interpolation between 80% – 100% achievement levels)
Greater than 100% up to 110%	100% – 110% payout (with linear interpolation between 100% – 110% achievement levels)
Greater than 110%	Capped at 110% payout
2026 Target and Results
Aggregate of Fiscal 2026 Quarterly Targets	Average of Quarterly Achievement Percentages
$1,146.4 million	105.0%

(2)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, and strategic plan related charges (benefits), net.

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Net New Annual Recurring Revenue (ARR) (70% weighting)	Revenue is a primary financial indicator of our growth and stockholder value creation. It is what our investors look to as a measure of our success at selling our solutions, innovating and competing in the marketplace. Specifically for the CIP, we focus on net new ARR.
The net new ARR portion of the CIP is only funded if at least 80% of our net new ARR target is met within the performance period. Specifically, funding under the CIP based on percentage achievement of our net new ARR target is determined in accordance with the following table:
Achievement Against Target	Payout
Less than 80%	No payout
80% – 90%	25% – 80% payout (with linear interpolation between 80% – 90% achievement levels)
90% – 100%	80% – 100% payout (with linear interpolation between 90% – 100% achievement levels)
Greater than 100% up to 110%	1.5x multiplier on over target achievement
Greater than 110%	2x multiplier on over-target achievement, capped at 150% payout
2026 Target and Results
Aggregate of Fiscal 2026 Quarterly Targets	Average of Quarterly Achievement Percentages
$952.1 million	106.1%

Net Retention Rate (3)
Net Retention Rate is an important indicator of our ability to retain and expand customers and our business health and is used as a modifier to determine the final payout under the CIP.
Under the CIP, the Compensation Committee may apply an upward or downward modifier of up to 10% based on whether our Net Retention Rate exceeds or is less than the target for any quarter.
For fiscal 2026, our quarterly Net Retention Rate target range was 110% – 115%. Our Net Retention Rate was 112%, 111%, 114%, and 115% for the first, second, third, and fourth quarter of fiscal 2026, respectively, falling within our target range, and therefore no modifier was applied to the final payout under the CIP.

For fiscal 2026, we made two refinements to our CIP design to enhance metric alignment and reflect our business evolution:
•
Non-GAAP Operating Income Threshold: We lowered the funding threshold from 85% to 80% to align with the net new ARR payout structure, creating consistency in how we measure achievement across our key growth and profitability metrics.

•
Net Retention Rate Range: We adjusted the target range to 110% – 115% to reflect the expected performance dynamics of our expanding customer base. As companies scale, net retention rates typically moderate from early-stage levels, and this range reflects challenging but achievable targets that maintain our focus on best-in-class customer retention and expansion.

(3)
Our dollar-based net retention rate compares our ARR from a set of subscription customers against the same metric for those subscription customers from the prior year. Our dollar-based net retention rate reflects customer renewals, expansion, contraction, and churn, and excludes revenue from our incident response and proactive services. We calculate our dollar-based net retention rate as of period end by starting with the ARR from all subscription customers as of 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same subscription customers as of the current period end, or Current Period ARR. Current Period ARR includes any expansion and is net of contraction or churn over the trailing 12 months but excludes revenue from new subscription customers in the current period. We then divide the Current Period ARR by the Prior Period ARR to arrive at our dollar-based net retention rate. For the purposes of calculating our dollar-based net retention rate, we define a subscription customer as a separate legal entity that has entered into a distinct subscription agreement for access to our Falcon platform for which the term has not ended or with which we are negotiating a renewal contract. We do not consider our channel partners as customers, and we treat managed service security providers, who may purchase our products on behalf of multiple companies, as a single customer.

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All three financial targets were measured and the awards under the CIP were paid out on a quarterly basis. Quarterly targets were set by the Compensation Committee in accordance with the process described in “Performance-Based Pay and Goal Setting” section. The Compensation Committee believes that these particular metrics and cadence of measurement are most in line with our business cycle, drive performance and more rapidly foster the growth of our business.
The following table shows our NEOs’ target bonus opportunity and actual bonus earned for fiscal 2026 with respect to the CIP.
	Fiscal 2026 Targets		Fiscal 2026 Actuals
Name	Target Bonus % of Base	Target Bonus ($)	% Bonus Achieved of Target	Actual Bonus Earned ($)
Mr. Kurtz	135%	$1,485,000	108.8%	$1,614,938
Mr. Sentonas	100%	$875,000	108.8%	$951,563
Mr. Podbere	100%	$700,000	108.8%	$761,250
Long-Term Equity Incentive Compensation
Consistent with our philosophy of pay-for-performance, the majority of our NEOs’ annual compensation is provided in the form of long-term equity incentives that emphasizes long-term stockholder value creation and the retention of a strong executive leadership team through a balanced mix of PSUs and service-based RSUs. Mr. Kurtz also received TSR-based PSUs, as described below.
For fiscal 2026, the PSU performance metrics and weighting between PSUs and RSUs under our long-term equity incentive program remained the same (excluding Mr. Kurtz’s TSR PSUs) as we believe the current design aligns the interests of our NEOs with the interests of our stockholders in creating long-term value. The table below summarizes our fiscal 2026 long-term equity incentive compensation program design.
	Fiscal 2026 Elements / Metrics / Weightings
Performance Stock Unit	Revenue and Non-GAAP EPS (4)	50%
Service-based RSU	Four-year graded vesting	50%
Performance-Based Stock Units
Equity awards with performance-based vesting are a substantial, at-risk component of our NEOs’ compensation that is tied to CrowdStrike’s business performance.
Under the fiscal 2026 PSU plan, the number of PSUs earned depends entirely on CrowdStrike’s actual achievement against two equally weighted metrics — Revenue and non-GAAP EPS (5) measured over a one-year performance period in accordance with the following table. For fiscal 2026, we increased the PSU threshold payout from 25% to 50% of target for both metrics to align with competitive market practices observed in our peer group analysis. This change creates more meaningful incentive value at threshold performance while our underlying revenue and non-GAAP EPS performance requirements remain equally rigorous. Each metric is assessed independently, with the payout for that portion of the award based on the satisfaction of the respective metric. Performance below the threshold level will result in zero payout for that portion of the award. The maximum payout is capped at 200% of target. The payout is determined using linear interpolation for performance levels between established attainment levels.
	Revenue ($M)	Non-GAAP EPS	Payout
Below Threshold	< $4,743.5	< $3.33	0%
Threshold	$4,743.5	$3.33	50%
Target	$4,774.5	$3.39	100%
Max	$4,805.5	$3.45	200%
Above Max	> $4,805.5	> $3.45	Capped at 200%

(4)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike, excluding the effect of acquisitions, divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

(5)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike, excluding the effect of acquisitions, divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

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In addition to performance requirements, the PSUs are subject to service-based vesting. Earned PSUs will vest as follows subject to the NEO’s continued employment with the Company through each applicable vesting date: (i) 25% of the Earned PSUs will vest upon the one-year anniversary of the applicable vesting commencement date and (ii) the remaining 75% of the Earned PSUs will vest in equal installments quarterly over the next three years.
Service-Based RSUs
RSU awards with service-based vesting align the interests of our NEOs with the interests of our stockholders by promoting the stability and retention of high-performing executive team members over the longer term while directly linking NEO compensation to CrowdStrike’s stock performance. The RSUs generally vest over a four-year period in 16 equal quarterly installments, provided the NEO remains employed with the Company through each applicable vesting date.
Fiscal 2026 Annual Equity Incentive Awards
Taking into consideration the factors described in the “Compensation Setting Process” section, the Compensation Committee recommended that the Board approve the following RSU and target PSU awards to our NEOs in fiscal 2026. The Board approved the awards with respect to the dollar amounts below, and the actual number of RSUs and target PSUs granted to each NEO was determined by reference to the average closing price of our common stock as reported on Nasdaq for each of the trading days in the month of March 2025.
Fiscal 2026 Equity Incentive Awards — Annual Awards (1)
Name	RSUs ($)	Target PSUs ($)	Total ($)
Mr. Kurtz	$25,000,000	$25,000,000	$50,000,000
Mr. Sentonas	$15,000,000	$15,000,000	$30,000,000
Mr. Podbere	$7,500,000	$7,500,000	$15,000,000

(1)
The above amounts do not represent the actual economic value that may be realized by the NEOs. For more information on the equity incentive awards granted to the NEOs in fiscal 2026, please see the “Grants of Plan-Based Awards Table for Fiscal 2026” below.

The table below shows the applicable fiscal 2026 PSU performance metrics and our achievement against them:
Fiscal 2026 PSU Targets and Results
Metric	Min — Max Achievement Range	Fiscal 2026 Actual Achievement
Non-GAAP EPS (A)	$3.33 – $3.45	$3.75
Revenue ($M)	$4,743.5 – $4,805.5	$4,812.1
Overall payout as a percentage of target	—	200%

(A)
Non-GAAP EPS is defined as non-GAAP net income attributable to CrowdStrike, excluding the effect of acquisitions, divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.

TSR PSUs
In December 2025, the independent members of the Board, upon the recommendation of the Compensation Committee, approved a special performance-based equity award to Mr. Kurtz consisting of 300,000 target PSUs (the “TSR PSUs”) that vest based solely on the Company’s TSR relative to the constituents of the S&P 500 Index over a three-year performance period.
The Board approved the TSR PSUs to achieve two key objectives:
1.
Align Mr. Kurtz’s interests directly with long-term stockholder returns. The award is 100% at-risk and performance based, with payout tied exclusively to CrowdStrike’s three-year stock price performance relative to that of the constituents of the S&P 500. This ensures that Mr. Kurtz earns above target compensation only if CrowdStrike delivers superior returns to stockholders compared to the broader market.

2.
Provide a compelling retention incentive as CrowdStrike executes its multi-year strategy to achieve $20 billion in ending ARR. Given the competitive market for proven cybersecurity executives and the external opportunities available to Mr. Kurtz, this award provides strong incentive for his continued leadership while maintaining strict performance requirements.

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Mr. Kurtz’s Performance and Leadership
Since founding CrowdStrike and leading its June 2019 IPO, Mr. Kurtz has played a critical role in driving the Company’s strong financial and operational performance, including as described in the “Business Performance Highlights” section of this Proxy Statement. Under his leadership, the Company has achieved substantial revenue and ARR growth while improving profitability and delivering significant stockholder value creation.
The success of Mr. Kurtz’s August 2021 multi-year PSU award further demonstrates his execution capability. All four stock price hurdles from that award have been achieved, progressing from $282 at grant through the final hurdle at $490, representing over 73% stock price appreciation in just over four years. As the performance targets from this 2021 award have been achieved, the Board determined a new long-term retention mechanism was essential to ensure Mr. Kurtz remains focused on executing the Company’s multi-year strategic vision.
The Board believes Mr. Kurtz’s combination of technical expertise, strategic vision and proven execution track record positions him to drive the Company towards its $20 billion ending ARR objective.
CEO TSR PSU Award Overview
The TSR PSUs are structured to promote complete alignment with stockholder return.
The award uses relative TSR rather than absolute stock price targets. This relative performance structure rewards the Company’s distinctive value creation and competitive execution rather than stock price appreciation that may stem from general market conditions. This approach rewards superior returns to stockholders regardless of overall market direction and aligns executive compensation with stockholder return. The three-year performance period reinforces a focus on sustained outperformance rather than short-term stock price fluctuations.
The TSR PSUs may be earned based on the Company’s TSR relative to the TSR of the companies comprising the S&P 500 Index over a three-year performance period beginning on December 22, 2025 and ending on December 22, 2028 (the “Performance Period”). The award is structured with a target of 300,000 PSUs, with the actual number of PSUs which may be earned ranging from 50% (assuming threshold achievement) to 200% (based on maximum achievement) of the target number of PSUs subject to the award, based on the Company’s TSR percentile ranking during the Performance Period, with linear interpolation between performance levels, as set forth in the award agreement.
Mr. Kurtz will receive no payout if CrowdStrike’s relative TSR performance falls below the 25th percentile of the S&P 500. The 200% maximum cap limits upside while appropriately rewarding exceptional performance that significantly exceeds stockholder expectations.
Element	Details
Award Type	Performance Stock Units tied to relative Total Stockholder Return
Grant Date	December 22, 2025
Target Shares	300,000 PSUs
Payout Range	0% – 200% of target (0 – 600,000 shares)
Performance Period	3 years (December 22, 2025 – December 22, 2028)
Performance Metric	CrowdStrike TSR vs S&P 500 Index constituents
Performance Goals and Payout Levels
Performance Level	Relative TSR Percentile Ranking	Payout (% of Target PSUs)	Shares
Below Threshold	Below 25th percentile	0%	0
Threshold	25th percentile	50%	150,000
Target	55th percentile	100%	300,000
Above Target	75th percentile	150%	450,000
Maximum	90th percentile or above	200%	600,000

Linear interpolation applies between performance levels.
Following the end of the Performance Period, the Compensation Committee will determine the extent to which the applicable performance goals have been achieved and will determine the number of TSR PSUs, if any, that have been earned (the “Earned TSR PSUs”). Except as described below, any TSR PSUs that are not earned will be forfeited without consideration.

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Change in Control and Termination Provisions
In the event of a change in control that occurs prior to the end of the Performance Period, the Company’s TSR performance and applicable percentile ranking will be determined as of the date of such change in control. For this purpose, the Company’s TSR will be measured based on the price per share of the Company’s common stock (plus the value of any other consideration received by the Company’s stockholders) in the transaction, and the TSR of the applicable peer companies will be measured using the 45-trading-day period ending on and including the public announcement date of the change in control. The Compensation Committee will certify the resulting performance level and the number of PSUs earned, if any, in connection with the transaction.
Upon consummation of the change in control, any Earned TSR PSUs will be converted into the same form of consideration, and on the same economic terms, as are applicable to holders of the Company’s common stock in the transaction, including cash, stock, equity-based awards, or a combination thereof; provided that such converted award will be subject to vesting based on Mr. Kurtz’s continued service through the end of the original Performance Period (subject to the acceleration provisions described in the following paragraphs).
If Mr. Kurtz’s employment is terminated by the Company without cause or by Mr. Kurtz for good reason within three months prior to or 24 months following a change in control, any converted awards will vest in full as of the date of such termination. In addition, if the surviving company does not assume, continue or substitute the converted awards in connection with the change in control, such awards will vest in full upon consummation of the transaction.
If Mr. Kurtz’s employment is terminated by the Company without cause or by Mr. Kurtz for good reason prior to the end of the Performance Period and more than three months prior to or more than 24 months following a change in control, the Company’s TSR performance will be measured as of Mr. Kurtz’s termination date using the same methodology applicable at the end of the Performance Period. The number of PSUs earned will be determined based on actual performance through such date and will be prorated based on the portion of the Performance Period elapsed through the termination date. Any PSUs determined to be earned following such performance measurement and time-based proration will vest as of the termination date, and any remaining PSUs will be forfeited without consideration.
If Mr. Kurtz’s employment terminates for any other reason prior to the end of the Performance Period, all of the TSR PSUs will be forfeited without consideration.
If, during the Performance Period, Mr. Kurtz ceases to serve as Chief Executive Officer of the Company and continues to serve as Executive Chairman (or a similar executive board member role), the PSUs will remain outstanding and eligible to be earned based on actual performance over the Performance Period, with the number of earned PSUs prorated to reflect 100% weighting for the portion of the Performance Period during which Mr. Kurtz served as Chief Executive Officer and 50% weighting for the portion during which Mr. Kurtz served as Executive Chairman.
Fiscal 2022 Multi-Year Awards
In fiscal 2022, Mr. Kurtz and Mr. Podbere were each issued a multi-year PSU award to recognize the instrumental roles they continue to play in driving the Company’s growth and performance in this critical period as an early-stage public company.
The multi-year PSU awards are comprised of four equal tranches of PSUs, each of which are subject to the satisfaction of both a performance-based vesting condition and a service-based vesting condition. The performance condition applicable to the multi-year PSU awards is based on the Company’s achievement of specified stock price hurdles (subject to anti-dilution adjustments), during the performance period beginning on the date of grant and ending on January 31, 2027. For more information on the multi-year PSU awards, please see “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022. The stock price hurdle for all four tranches of the multi-year PSU awards have been achieved and were certified by the Compensation Committee on May 2, 2024, May 2, 2025, August 4, 2025, and February 3, 2026, respectively. The service-based conditions for the first three tranches of the multi-year PSU awards were fully satisfied as of February 1, 2024 and February 1, 2025 and February 1, 2026, respectively. The service-based condition for the fourth tranche is anticipated to be fully satisfied on February 1, 2027.
Mr. Henry’s Compensation
Shawn Henry retired from his role as Chief Security Officer effective as of March 31, 2025 and did not receive any equity compensation in fiscal 2026. Mr. Henry remains with the Company and has transitioned to the role of Executive Advisor to the CEO, focused on cybersecurity advocacy and resilience. In connection with his transition, Mr. Henry ceased participating in CrowdStrike’s Corporate Incentive Plan and Leadership Incentive Plan. The changes to Mr. Henry’s compensation were effective as of March 31, 2025.

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401(k) Plan
We maintain a tax-qualified 401(k) retirement plan (“401(k) plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees can participate in the 401(k) plan as of their start date, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual IRC limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants, and we match 50% of the first 2% of compensation contributed by participants up to the maximum amount permitted under the IRC.
Employee Stock Purchase Plan
We offer our eligible employees, including our eligible NEOs, the opportunity to purchase shares of our common stock at a discount under the CrowdStrike Holdings, Inc. 2019 Employee Stock Purchase Plan (“ESPP”). Pursuant to the ESPP, all eligible employees, including our eligible NEOs, may allocate up to 15% of their eligible compensation to purchase shares of our common stock, subject to specified limits. The ESPP provides for consecutive offering periods that will typically have a duration of approximately 24 months in length and is comprised of four purchase periods of approximately six months in length. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on (i) the first trading day of the applicable offering period and (ii) the last trading day of each purchase period in the related offering period.
Health and Welfare Benefits
In addition, we provide certain health and welfare benefits to our NEOs on the same basis as all of our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our NEOs. In addition, we provide our executives and certain other senior management team members supplemental health benefits.
Perquisites and Other Personal Benefits
For fiscal 2026, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide perquisites or other personal benefits to our NEOs in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his duties, to make our executive team more efficient and effective or for special recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our NEOs are subject to review and approval by the Compensation Committee and/or the Board.
In early fiscal 2023, we approved a security program, pursuant to which we incurred certain costs related to Mr. Kurtz’s personal security, including Mr. Kurtz’s security personnel and the installation and maintenance of security measures in and around Mr. Kurtz’s residences. In addition, Mr. Kurtz uses private aircraft for personal travel in connection with his overall security program. The costs related to personal security for Mr. Kurtz at his residences and during personal travel pursuant to his overall security program, as well as the costs of private aircraft for personal travel, are reported as other compensation to Mr. Kurtz in the “All Other Compensation” column of the “— Fiscal 2026 Summary Compensation Table” below. The costs of Mr. Kurtz’s security program vary from year to year depending on requisite security measures, his travel schedule and other factors.
Effective January 1, 2023, our NEOs are also eligible to defer a portion of their base salary, cash incentive or commission pursuant to the CrowdStrike, Inc. Deferred Compensation Plan (the “DCP”). Under the DCP, participants may defer the receipt of up to 70% of base salary and 90% of commissions earned for the calendar year and up to 90% of annual incentive bonuses earned for the fiscal year to a future payment date. The Company does not provide any matching contributions. Participants may elect to receive the deferred amount in a lump sum or in annual installments over a period of two to five years after his or her termination of employment or over a period that will begin in two or more years following the year of the deferral election, or in a lump sum upon disability. None of our NEOs participated in the DCP during fiscal 2026.
Offer Letters, Employment Agreements and Change in Control Arrangements
Offer Letters
We have entered into employment agreements or offer letters with each of our NEOs which generally provide for at-will employment with no specified employment terms, and for certain of our NEOs, severance protections in certain circumstances, as described in more detail in the “Potential Payments Upon Termination or Change in Control” section below.

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In addition, as a condition of their employment, we also require that our employees, including our NEOs, sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement which requires, among other provisions, the assignment of certain intellectual property rights to the Company, and non-disclosure of Company proprietary information.
Kurtz Change in Control and Severance Agreement
On September 1, 2021, the Company entered into a change in control and severance agreement with George Kurtz, the Company’s President and Chief Executive Officer (the “Change in Control and Severance Agreement”). The terms of the Change in Control and Severance Agreement are described in detail below under “Potential Payments upon Termination or Change in Control.”
Stock Ownership Guidelines
The Compensation Committee maintains stock ownership guidelines for our independent directors and executive officers, including our Chief Executive Officer. Under the guidelines (i) our Chief Executive Officer is required to acquire and own shares of common stock in an amount equal to 6x his annual base salary, (ii) our executive officers (other than our Chief Executive Officer) are required to acquire and own shares of common stock in an amount equal to 1x their base annual salary and (iii) our directors are required to acquire and own shares of common stock in an amount equal to 5x their annual cash retainer (not including committee chair or membership retainer).
For these purposes, owned stock includes shares of common stock owned directly or indirectly by the covered individual, but does not include (i) shares of common stock subject to outstanding and unexercised stock options or warrants, whether vested or unvested and whether exercisable or unexercisable, (ii) shares of restricted common stock subject to vesting requirements, (iii) shares of common stock subject to outstanding restricted stock unit awards, performance-based stock unit awards or other performance-based incentive awards and (iv) all other forms of derivative securities. Executive officers (including our Chief Executive Officer) and directors are required to meet the applicable ownership requirements by the later of (i) March 5, 2029 or (ii) the fifth anniversary of such individual’s date of appointment as an executive officer or a director. As of the end of fiscal 2026, all of our then-current named executive officers and directors have met or exceeded these guidelines based on their current rate of stock accumulations in the time frames set out in the stock ownership guidelines.
Recoupment of Incentive Compensation, or Clawback, Policy
The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”), effective as of October 2023, which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.
Our Consolidated Financial Statements were revised for the fiscal years ended January 31, 2025 and January 31, 2024, and the unaudited interim periods within such years, to correct for an immaterial error related to the timing of recognition of stock-based compensation expense in prior periods associated with certain awards granted in the fiscal years ended January 31, 2023 and January 31, 2022. The revision required a recovery analysis of incentive-based executive compensation under our Clawback Policy. We determined that the revision had no recovery impact with respect to such incentive-based compensation because the immaterial error did not result in any current or former executive officer receiving excess compensation relative to what would have been earned by such executive officer had the financial results been properly reported.
Anti-Hedging and Pledging Policy
The Company’s insider trading policy prohibits all of our directors, officers and employees, including the Company’s NEOs, from trading derivative securities of CrowdStrike, short selling, pledging, or purchasing our securities on margin or holding our securities in a margin account, except in the case of pledging our securities or holding them in a margin account with the express advance permission of our Board and Chief Legal Officer.
Tax and Accounting Considerations
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

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We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables below, even though the recipient may never realize any value from such awards. For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Compensation Risk Assessment
In consultation with management and Compensia, in April 2026, our Compensation Committee assessed our compensation plans, policies and practices for our NEOs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This risk assessment included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and performance-based pay components. Our Compensation Committee conducts this assessment annually.

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Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Respectfully submitted by the members of the Compensation Committee of the Board.
Cary J. Davis (chairperson)
Roxanne S. Austin
Sameer K. Gandhi
Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for fiscal 2026:
•
the median of the annual total compensation of all our employees (excluding our CEO) was $178,015;

•
the annual total compensation of our CEO was $247,579,143; and

•
the ratio of these two amounts was 1,391 to 1.

We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO) for fiscal 2026, we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2025, our employee population consisted of approximately 10,586 individuals.
Determining our Median Employee
As permitted by SEC rules, to identify our median employee for fiscal 2026, we used total direct compensation as our consistently applied compensation measure, which we calculated as total cash compensation plus the grant date value of equity over the 12-month period preceding the determination date. Conforming adjustments were made for full-time and part-time employees who were hired during the 12-month period and did not receive pay for the full period, and international employees’ pay was converted to US dollars using the exchange rates on the determination date.
Determination of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated this individual’s annual total compensation for fiscal 2026 by using the same methodology we used for our NEOs in our fiscal 2026 Summary Compensation Table.

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Executive Compensation Tables
Fiscal 2026 Summary Compensation Table
The Summary Compensation Table and notes show all compensation paid to or earned by each of our NEOs for the fiscal years ended January 31, 2026, 2025 and 2024.
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)(4)	Total ($)
George Kurtz Chief Executive Officer, President and Director (5)	2026	1,100,000	242,124,351	1,614,938	2,739,854	247,579,143
	2025	1,000,000	31,850,681	1,325,064	1,019,555	35,195,300
	2024	950,000	44,090,037	1,241,709	702,109	46,983,855
Michael Sentonas President	2026	875,000	31,775,895	951,563	32,187	33,634,645
	2025	750,000	22,750,402	795,039	17,638	24,313,079
	2024	625,000	34,352,360	653,531	17,700	35,648,591
Burt Podbere Chief Financial Officer	2026	700,000	15,887,948	761,250	26,202	17,375,400
	2025	675,000	13,650,124	715,534	18,478	15,059,136
	2024	625,000	18,895,730	653,531	32,124	20,206,385
Shawn Henry Former Chief Security Officer (6)	2026	600,000	-	-	25,701	625,701
	2025	600,000	-	246,178	23,534	869,712
	2024	600,000	12,597,154	249,826	26,295	13,473,275

(1)
The amounts disclosed represent the grant date fair value of the RSUs and PSUs granted to our NEOs during the relevant fiscal year as computed in accordance with FASB ASC Topic 718. These grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the RSUs and PSUs or the sale of any common stock acquired under such RSUs or PSUs.

Other than with respect to Mr. Kurtz and Mr. Podbere’s multi-year PSU awards granted in fiscal 2022 and Mr. Kurtz’s TSR PSU award granted in December 2025, the amounts disclosed for the PSUs included in this column were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Excluding the multi-year PSU awards and the TSR PSU award, the following are the values of the PSU awards granted to our NEOs in fiscal 2026 as of the grant date assuming attainment of the maximum level of performance: Mr. Kurtz ($53,784,351), Mr. Sentonas ($31,775,895), and Mr. Podbere ($15,887,948).
As described in “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022, Mr. Kurtz and Mr. Podbere were granted multi-year PSUs that vest based on the achievement of certain stock price hurdles and continued service. As described in “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — TSR PSUs” of this Proxy Statement, Mr. Kurtz was granted TSR PSUs in December 2025 that vest on the achievement of certain relative TSR performance goals and continued service. The grant date fair value of each of Mr. Kurtz’s and Mr. Podbere’s multi-year PSU awards granted in fiscal 2022 and Mr. Kurtz’s TSR PSU award is calculated based on a Monte-Carlo simulation. The value of the TSR PSU award granted to Mr. Kurtz as of the grant date assuming attainment of the maximum level of performance is $289,884,000.
For additional information on how we account for equity-based compensation, see Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2026, which was filed with the SEC on March 5, 2026.
(2)
For Messrs. Kurtz, Sentonas and Podbere, the amounts reported for fiscal 2026 reflect the bonus payments received by such NEOs under the CIP in respect of fiscal 2026 performance.

(3)
These amounts represent supplementary benefits including the dollar value of employer costs for life and disability insurance, executive supplemental health benefits and a 401(k) match. These amounts also include, where we incur incremental costs under such arrangements, airfare and hotel expenses paid by the Company for guests to travel with our executives from time to time. For Mr. Kurtz, the amount for fiscal 2026 also includes approximately (i) $258,071 for costs related to personal security for Mr. Kurtz and his family at his residences and (ii) $2,462,316 for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use incremental costs attributable to Mr. Kurtz’s personal usage, as provided by the applicable third-party service provider, which include passenger fees, fuel, crew, and catering costs.

(4)
As part of our sales and marketing activities, we sponsor a CrowdStrike-branded professional racing car, which Mr. Kurtz drives in some races at no incremental cost to us and in lieu of us hiring a professional driver. As we do not pay any amounts to Mr. Kurtz under these arrangements, it is not reflected in the above table.

(5)
Mr. Kurtz serves on our Board but is not paid additional compensation for such service.

(6)
Mr. Henry retired from his role as Chief Security Officer effective as of March 31, 2025.

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Grants of Plan-Based Awards for Fiscal 2026
The following table sets forth certain information regarding grants of plan-based awards to our NEOs for fiscal 2026 under our compensation programs and plans.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($) (3)	Target ($)	Maximum ($)	Threshold Performance Shares (#)	Target Performance Shares (#)	Maximum Performance Shares (#)
George Kurtz	04/23/2025	371,250	1,485,000	2,049,300	-	-	-	-	-
	04/23/2025	-	-	-	17,429	69,714	139,428	-	26,892,176
	04/23/2025	-	-	-	-	-	-	69,714	26,892,176
	12/22/2025	-	-	-	75,000	300,000	600,000		188,340,000
Michael Sentonas	04/16/2025	218,750	875,000	1,207,500	-	-	-	-	-
	04/16/2025	-	-	-	10,457	41,828	83,656	-	15,887,948
	04/16/2025	-	-	-	-	-	-	41,828	15,887,948
Burt Podbere	04/16/2025	175,000	700,000	966,000	-	-	-	-	-
	04/16/2025	-	-	-	5,229	20,914	41,828	-	7,943,974
	04/16/2025	-	-	-	-	-	-	20,914	7,943,974
Shawn Henry	-	-	-	-	-	-	-	-	-

(1)
For Messrs. Kurtz, Sentonas and Podbere, these columns reflect the bonus opportunities under the CIP for fiscal 2026. No CIP bonus is payable to our NEOs if performance is achieved below the threshold performance level. Estimates above for each of our NEOs do not include any potential upward/downward discretionary adjustments by the Compensation Committee based on performance against the Net Retention Rate metric.

(2)
The amounts in these columns reflect the PSUs granted to the NEOs under the Company’s 2019 Equity Incentive Plan during fiscal 2026. The PSUs granted on April 23, 2025, in the case of Mr. Kurtz, and on April 16, 2025, in the case of Messrs. Sentonas and Podbere, reflect the right to receive between 0% and 200% of the target number of PSUs granted to the NEO and are earned based on the Company’s achievement of a specified revenue metric and non-GAAP earnings per share metric. In the event that the revenue metric or the specified non-GAAP earnings per share threshold for fiscal 2026 is not met, the PSUs will be forfeited in their entirety. Except for the TSR PSUs granted to Mr. Kurtz in December 2025, the earned PSUs service-vest over a four-year period, with 25% of the PSUs service-vesting on the first anniversary of the applicable vesting commencement date and the remaining 75% of the PSUs service-vesting on a fiscal quarterly basis thereafter, in each case provided the NEO remains employed with the Company through each vesting date.

For information on the PSUs granted to Mr. Kurtz in December 2025, see “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — TSR PSUs.”
(3)
No amount will be paid out with respect to any annual bonus opportunity if performance is below threshold.

(4)
The amounts in this column reflect the RSUs granted to the NEOs under the 2019 Plan during fiscal 2026. These RSUs service-vest over a four-year period, with one sixteenth (1/16) of the RSUs vesting quarterly, in each case provided the NEO remains employed with the Company through each vesting date.

(5)
The amounts in this column for the RSUs and PSUs reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs granted on April 23, 2025, in the case of Mr. Kurtz, and on April 16, 2025, in the case of Messrs. Sentonas and Podbere, were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The following are the values of such PSU awards as of the grant date assuming attainment of the maximum level of performance: Mr. Kurtz ($53,784,351), Mr. Sentonas ($31,775,895), and Mr. Podbere ($15,887,948). The amount for the TSR PSUs granted to Mr. Kurtz was calculated based on a Monte-Carlo simulation. The value of such TSR PSU award as of the grant date assuming attainment of the maximum level of performance is $289,884,000. For additional information on how we account for equity-based compensation, see Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2026, which was filed with the SEC on March 5, 2026.

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Outstanding Equity Awards at 2026 Fiscal Year-End
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of January 31, 2026.
		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
George Kurtz	10/09/18 (3)	351,989	-	-	11.13	10/9/2028	-	-	-	-
	08/28/21 (4)	-	-	-	-	-	16,875	7,448,709	135,000	59,589,675
	04/06/22 (5)	-	-	-	-	-	6,143	2,711,551	-	-
	04/06/22 (6)	-	-	-	-	-	3,905	1,723,687
	04/19/23 (7)	-	-	-	-	-	65,505	28,914,235
	04/19/23 (8)	-	-	-	-	-	42,425	18,726,607	-	-
	04/17/24 (9)	-	-	-	-	-	23,041	10,170,413	-	-
	04/17/24 (10)	-	-	-	-	-	30,502	13,463,735	-	-
	04/23/25 (11)	-	-	-	-	-	-	-	139,428	61,544,216
	04/23/25 (12)	-	-	-	-	-	56,643	25,002,503	-	-
	12/22/25 (13)	-	-	-	-	-	-	-	300,000	132,421,500
Michael Sentonas	06/01/16 (14)	5,000	-	-	1.67	6/1/2026	-	-	-	-
	09/25/18 (15)	3,230	-	-	11.13	9/25/2028	-	-	-	-
	04/06/22 (5)	-	-	-	-	-	2,458	1,084,973	-	-
	04/06/22 (6)	-	-	-	-	-	1,562	689,475	-	-
	04/06/22 (16)	-	-	-	-	-	1,562	689,475	-	-
	04/19/23 (7)	-	-	-	-	-	28,076	12,392,887	-	-
	04/19/23 (8)	-	-	-	-	-	36,364	16,051,251	-	-
	04/19/23 (8)	-	-	-	-	-	18,182	8,025,626
	04/17/24 (9)	-	-	-	-	-	16,459	7,265,085	-	-
	04/17/24 (10)	-	-	-	-	-	21,787	9,616,891	-	-
	04/16/25 (11)	-	-	-	-	-			83,656	36,926,177
	04/16/25 (12)	-	-	-	-	-	33,986	15,001,590	-	-
Burt Podbere	01/12/22 (4)	-	-	-	-	-	3,594	1,586,410	28,750	12,690,394
	04/06/22 (5)	-	-	-	-	-	3,686	1,627,019	-	-
	04/06/22 (6)	-	-	-	-	-	2,343	1,034,212
	04/19/23 (7)	-	-	-	-	-	28,076	12,392,887	-	-
	04/19/23 (8)	-	-	-	-	-	18,182	8,025,626	-	-
	04/17/24 (9)	-	-	-	-	-	9,876	4,359,316	-	-
	04/17/24 (10)	-	-	-	-		13,072	5,770,046	-	-
	04/16/25 (11)	-	-	-	-		-	-	41,828	18,463,088
	04/16/25 (12)	-	-	-	-	-	16,993	7,500,795	-	-
Shawn Henry	04/06/22 (5)	-	-	-	-	-	2,458	1,084,973	-	-
	04/06/22 (6)	-	-	-	-	-	1,562	689,475
	04/19/23 (7)	-	-	-	-	-	18,719	8,262,660	-	-
	04/19/23 (8)	-	-	-	-	-	12,122	5,350,711	-	-

(1)
Each of the outstanding equity awards was granted pursuant to our 2011 Plan or 2019 Plan.

Page 50 |

(2)
The market values of the awards were calculated by multiplying the number of shares underlying the awards by $441.41, which was the last closing price per share of our common stock as of January 30, 2026.

(3)
The option is subject to an early exercise provision and is immediately exercisable. Shares subject to the option vest in 24 equal monthly installments beginning on November 1, 2022, subject to continued service through the applicable vesting date.

(4)
See the discussion under “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — Multi-Year PSU Awards” included in our proxy statement filed with the SEC on May 6, 2022 for a description of the vesting terms of these PSUs.

(5)
25% of the PSUs vest on March 20, 2023, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2023. Following the end of fiscal 2023, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 157% of target as of January 31, 2023 (which such achievement is reflected in this table).

(6)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2022, subject to continued service through the applicable vesting date.

(7)
25% of the PSUs vest on March 20, 2024, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2024. Following the end of fiscal 2024, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 154.4% of target as of January 31, 2024 (which such achievement is reflected in this table).

(8)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2023, subject to continued service through the applicable vesting date.

(9)
25% of the PSUs vest on March 20, 2025, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2025. Following the end of fiscal 2025, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 75.6% of target as of January 31, 2025 (which such achievement is reflected in this table).

(10)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2024, subject to continued service through the applicable vesting date.

(11)
25% of the PSUs vest on March 20, 2026, and 1/16 of the PSUs vest quarterly thereafter subject to continued service through the applicable vesting date and achievement of the applicable performance goal for fiscal 2026. Following the end of fiscal 2026, the Compensation Committee determined that the performance goal applicable to the PSUs was achieved at 200% of target as of January 31, 2026 (which such achievement is reflected in this table).

(12)
The RSUs vest in 16 equal quarterly installments beginning on June 20, 2025, subject to continued service through the applicable vesting date.

(13)
See the discussion under “Executive Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation — TSR PSUs” included in this Proxy Statement for a description of the vesting terms of these PSUs.

(14)
Shares subject to the option vest in 48 equal monthly installments beginning on June 2, 2017, subject to continued service through the applicable vesting date.

(15)
Shares subject to the option vest in 48 equal monthly installments beginning on October 25, 2018, subject to continued service through the applicable vesting date.

(16)
The RSUs vest as follows: (i) the first ten percent (10%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2022; (ii) the next fifteen percent (15%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2023; (iii) the next twenty-five percent (25%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2024 and (iv) the final fifty percent (50%) of the RSUs will vest in four equal quarterly installments starting on March 20, 2025.

Option Exercises and Stock Vested During Fiscal 2026
The following table presents, for each of our NEOs, the shares of our common stock that were acquired upon the exercise of vested stock options and the vesting of RSUs and PSUs and the related value realized during fiscal 2026.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
George Kurtz	-	-	432,053	195,532,390
Michael Sentonas	-	-	121,365	55,014,301
Burt Podbere	-	-	135,837	61,417,041
Shawn Henry	-	-	44,143	19,885,916

(1)
Calculated by multiplying the number of corresponding shares acquired by the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)
Calculated by multiplying the number of corresponding shares acquired by the closing price of our common stock as reported on Nasdaq on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

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Potential Payments Upon Termination or Change in Control
In the event of a qualifying termination of employment and/or the occurrence of a change in control of the Company, certain of our NEOs are entitled to certain payments and benefits under their employment agreements, offer letters and/or their outstanding equity incentive awards. For a detailed summary of these payments and benefits, see the narrative description that follows the table below.
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on January 31, 2026. The values reflected in the table below relating to the acceleration of equity awards are based on the last closing price of our common stock as reported on Nasdaq on January 30, 2026 ($441.41 per share) (in the case of options, minus the applicable exercise price) and, with respect to PSUs, are based on achievement of performance goals for the applicable period as determined by the Compensation Committee.
In addition to the amounts set forth in the table below, upon any termination of employment, each executive would also be entitled to receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as life insurance proceeds (for any termination caused by death) and 401(k) plan distributions. If the termination of employment is the result of the executive’s death or disability, then under the Company’s current policy, the Company will typically provide for incremental accelerated vesting of outstanding equity awards such that an additional 12 months of the participant’s awards will vest (with awards subject to performance conditions that have not yet been determined being deemed earned at target). Certain special awards, including the multi-year PSU awards granted to Mr. Kurtz and Mr. Podbere in fiscal 2022 and the TSR PSUs granted to Mr. Kurtz in December 2025, and certain specially targeted performance-based awards are excluded from this policy.
Name	Benefit Description	Termination without cause by Company or for good reason by executive NOT in connection with a Change in Control ($)	Termination without cause by Company or for good reason by executive in connection with a Change in Control ($)	Change in Control without any termination event ($)
George Kurtz	Cash severance	$1,650,000 (1)	$3,877,500 (2)	-
	Accelerated vesting of equity awards (3)	$99,955,237	$294,678,447	-
	Continuation of health benefits (4)	$52,971	$52,971	-
Michael Sentonas	N/A	-	-	-
Burt Podbere	Cash severance (5)	$175,000	$175,000	-
Shawn Henry	Cash severance (6)	$200,000	$200,000	-

(1)
Represents a lump-sum cash severance payment of 1.5 times Mr. Kurtz’s annual base salary as of January 31, 2026.

(2)
Represents a lump-sum cash severance payment of 1.5 times Mr. Kurtz’s annual base salary and annual target bonus as of January 31, 2026.

(3)
Mr. Kurtz holds unvested restricted stock unit awards and performance-based stock units covering 667,592 shares of our common stock, in each case, which were outstanding as of January 31, 2026 and accelerate in full or in part pursuant to the terms of the corresponding award agreements granted to Mr. Kurtz and Mr. Kurtz’s Change in Control and Severance Agreement. For the TSR PSUs granted to Mr. Kurtz in December 2025, the amounts shown assume achievement of target performance as of January 31, 2026. Actual payouts, if any, will be based on the Company’s relative total stockholder return performance through the applicable measurement date and may be higher or lower than the amounts presented.

(4)
Represents the cost of 18 monthly COBRA premiums.

(5)
Represents a lump-sum cash severance payment of three months of Mr. Podbere’s base salary as of January 31, 2026.

(6)
Represents a lump-sum cash severance payment of four months of Mr. Henry’s base salary as of January 31, 2026.

Mr. Kurtz
Pursuant to Mr. Kurtz’s Change in Control and Severance Agreement, if Mr. Kurtz’s employment is terminated (1) by us without “cause” (as defined in the Change in Control and Severance Agreement), other than due to death or disability, or (2) by Mr. Kurtz for “good reason” (as defined in the Change in Control and Severance Agreement), and Mr. Kurtz executes a release of claims that becomes effective and irrevocable, Mr. Kurtz will be entitled to (i) a lump sum amount equal to 1.5 times his then-current base salary, (ii) a lump sum amount equal to the “applicable percentage” of the cost of 18 monthly COBRA premiums for the level of coverage that Mr. Kurtz had as of the date of termination (with the “applicable percentage” being the percentage of Mr. Kurtz’s health care premium costs covered by us as of the date of termination) (the “COBRA Payment”), (iii) any earned but unpaid bonus in respect of the most recent bonus performance period ending prior to such termination, and (iv) unless otherwise set forth in an award agreement, accelerated vesting of the portion of Mr. Kurtz’s then-outstanding equity awards that would have vested during the 12-month period immediately following the date of termination (with vesting in

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respect of any awards subject to performance conditions based on actual performance as determined by the Compensation Committee). In the event of Mr. Kurtz’s termination by us without “cause” or by Mr. Kurtz for “good reason” within the three-month period prior to or 24-month period following a change in control of the Company, Mr. Kurtz will be entitled to, subject to his execution of the release, (i) a lump sum amount equal to 1.5 times his then-current base salary, (ii) a lump sum amount equal to 1.5 times Mr. Kurtz’s annual target bonus for the bonus period during which his employment terminates, pro-rated for the number of days during such performance period during which Mr. Kurtz was employed, (iii) the COBRA Payment, (iv) any earned but unpaid bonus in respect of the most recent bonus performance period ending prior to such termination and (v) unless otherwise set forth in an award agreement (including the award agreement with respect to Mr. Kurtz’s multi-year PSU award, the terms of which are described above under “Fiscal 2022 Multi-Year Awards,” and the award agreement with respect to Mr. Kurtz’s TSR PSU award, the terms of which are described above under “TSR PSUs”), full vesting of all of Mr. Kurtz’s then-outstanding equity awards (with performance awards deemed earned at target).
Mr. Podbere
Pursuant to Mr. Podbere’s employment letter dated as of August 10, 2015, if Mr. Podbere is terminated without “cause” (as defined in his employment letter) or he terminates his employment for “good reason” (as defined in his employment letter), Mr. Podbere will be entitled to receive three months’ base salary as severance and, if the termination occurs within 12 months after a change in control of the Company, Mr. Podbere will also receive full vesting of any unvested options, in each case subject to his execution and non-revocation of a release of claims.
Mr. Henry
Pursuant to Mr. Henry’s employment letter dated as of March 4, 2012, if Mr. Henry is terminated without cause or he terminates his employment for good reason, Mr. Henry will be entitled to receive four months’ base salary as severance and, if the termination occurs within 12 months after a change in control, Mr. Henry will also be entitled to receive full vesting of any unvested options, in each case subject to his execution and non-revocation of a release of claims.
Pay versus Performance
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of fiscal 2026, fiscal 2025, fiscal 2024, fiscal 2023 and fiscal 2022. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, net income and non-GAAP operating income.
Year (a)	Summary Compensation Table Total for PEO ($) (1) (b)	Compensation Actually Paid to PEO ($) (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income ($) (in thousands) (h) (4)	Non-GAAP Operating Income (in thousands) (i) (5)
					Total Stockholder Return ($) (3) (f)	Peer Group Total Stockholder Return ($) (3) (g)
FY2026	$247,579,143	$330,345,041	$17,211,915	$39,932,808	$204.54	$256.43	$(161,165)	$1,046,467
FY2025	$35,195,300	$148,504,806	$13,413,976	$37,572,240	$184.46	$204.12	$(12,566)	$879,888
FY2024	$46,983,855	$343,689,775	$23,109,417	$75,245,254	$135.54	$159.97	$73,439	$679,568
FY2023	$36,532,681	$(111,653,036)	$17,814,353	$(2,496,643)	$49.07	$106.58	$(182,285)	$355,622
FY2022	$147,695,746	$34,920,193	$14,958,880	$1,012,573	$83.71	$126.43	$(232,378)	$196,175

(1)
Compensation for our PEO reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes the following NEOs:

a.
Our fiscal 2026, fiscal 2025 and fiscal 2024 non-PEO NEOs were Michael Sentonas, Burt Podbere and Shawn Henry;

b.
Our fiscal 2023 non-PEO NEOs were Burt Podbere and Shawn Henry; and

c.
Our fiscal 2022 non-PEO NEOs were Burt Podbere, Shawn Henry, Colin Black and Michael Carpenter.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in fiscal 2026 reflects the respective amounts set forth in columns (c) and (e), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regard to the PEO’s and our other NEOs’ compensation for fiscal 2026, see the “Executive Compensation Discussion and Analysis” section above.

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	PEO FY2026	Non-PEOs FY2026
Summary Compensation Table Total	$247,579,143	$17,211,915
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(242,124,351)	$(15,887,948)
Plus Fair Value for Unvested Awards Granted in the Covered Year, Determined as of the Covered Year End	$257,524,623	$25,963,884
Change in Fair Value of Outstanding Unvested Awards from Prior Years, Determined based on Change in Fair Value from Prior Year End to Covered Year End	$29,887,412	$5,010,816
Plus Fair Value for Awards Granted in the Covered Year that Vested in the Covered Year, Determined as of the Vesting Date	$6,361,786	$1,908,390
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year, Determined based on Change in Fair Value from Prior Year End to the Vesting Date	$31,116,427	$5,725,751
Less Fair Value of Awards Forfeited during the Covered Year	-	-
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	-	-
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	-	-
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	-	-
Compensation Actually Paid	$330,345,041	$39,932,808
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(3)
The columns “Total Stockholder Return ($)” and “Peer Group Total Stockholder Return ($)” are calculated based on a fixed investment of $100 in CrowdStrike and the S&P Information Technology Index respectively from the beginning of the earliest year in table through the end of each applicable year in the table, assuming reinvestment of dividends, as calculated in accordance with Item 201(e) of Regulation S-K.

(4)
Reflects “Net Income (loss)” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended January 31, 2026, 2025, 2024, 2023 and 2022.

(5)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, and strategic plan related charges (benefits), net.

The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below.
Performance Measure
Non-GAAP Operating Income
Net New Annual Recurring Revenue (ARR)
Net Retention Rate
Revenue Growth Percent
Non-GAAP EPS
For more details on how our Compensation Committee uses these metrics to assess the performance of the PEO and other NEOs, see “Executive Compensation Discussion and Analysis” included in this Proxy Statement.
Compensation Relationships
The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs, CrowdStrike’s cumulative TSR (shown as TSR) and the S&P 500 Information Technology Index’s cumulative TSR (shown as Peer TSR) over fiscal 2022, fiscal 2023, fiscal 2024, fiscal 2025 and fiscal 2026.

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Compensation Actually Paid versus Total Stockholder Return
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(200,000,000)
$300
$250
$200
$150
$100
$50
$0
Total Stockholder Return
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
TSR
Peer TSR

The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs and CrowdStrike’s net income (loss) over fiscal 2022, fiscal 2023, fiscal 2024, fiscal 2025 and fiscal 2026.

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The following graph shows the relationship between compensation actually paid to CrowdStrike’s PEO, Mr. Kurtz, and the average compensation actually paid to our non-PEO NEOs and non-GAAP operating income over fiscal 2022, fiscal 2023, fiscal 2024 and fiscal 2025 and fiscal 2026. (1)

Compensation Actually Paid versus Non-GAAP Operating Income

$500,000,000
$450,000,000
$400,000,000
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$1,200,000,000
$1,000,000,000
$800,000,000
$600,000,000
$400,000,000
$200,000,000
$-
Non-GAAP Operating Income
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Non-GAAP Operating Income

(1)
Non-GAAP operating income is defined as GAAP income (loss) from operations excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, and strategic plan related charges (benefits), net.

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Equity Compensation Plan Information
This table provides certain information with respect to all of our equity compensation plans as of January 31, 2026.
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (#) (a)	Weighted average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#) (c)
Equity compensation plans approved by stockholders (1)	9,071,398 (2)	$12.38 (3)	23,319,503 (4)(5)
Equity compensation plans NOT approved by stockholders	-	0.00	-
Total	9,071,398	$12.38	23,319,503

(1)
Includes our 2011 Plan and our 2019 Plan. Our 2011 Plan was terminated on June 10, 2019 in connection with our IPO. The amount in column (c) includes shares of common stock issuable under our ESPP.

(2)
This amount does not include any shares of common stock issuable under our ESPP.

(3)
RSUs and PSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)
As of January 31, 2026, an aggregate of 10,817,982 shares of common stock were available for issuance under our 2019 Plan. The number of shares available for issuance under our 2019 Plan will also include an annual increase on the first day of each fiscal year, equal to the lesser of: two percent (2%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our Board may determine.

(5)
As of January 31, 2026, an aggregate of 12,501,521 shares of common stock were available for issuance under our ESPP. The number of shares available for issuance under our ESPP will also include an annual increase on the first day of each fiscal year, equal to the lesser of: one percent (1%) of the outstanding shares of our capital stock as of the last day of the immediately preceding fiscal year; or such other amount as our Board may determine.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of April 3, 2026 for:
•
each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•
each of our named executive officers;

•
each of our directors and director nominees; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws. As of April 3, 2026, 254,580,533 shares of our Class A common stock were outstanding and no shares of our Class B common stock were outstanding.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.
Name of Beneficial Owner	Shares Beneficially Owned (1)	% Shares Beneficially Owned
Greater than 5% Stockholders:
BlackRock, Inc. (2)	16,954,069	6.70%
Named Executive Officers, Directors and Director Nominees:
George Kurtz (3)	2,384,082	*
Michael Sentonas (4)	220,968	*
Burt W. Podbere (5)	360,726	*
Shawn Henry (6)	23,240	*
Roxanne S. Austin (7)	68,297	*
Cary J. Davis (8)	21,095	*
Johanna Flower	75,551	*
Sameer K. Gandhi (9)	837,191	*
Denis J. O’Leary (10)	87,798	*
Laura J. Schumacher	8,678	*
Godfrey R. Sullivan (11)	111,265	*
Gerhard Watzinger (12)	86,414	*
All executive officers and directors as a group (11 persons) (13)	4,262,065	1.67%

* Less than one percent
(1)
This table is based upon information supplied by our officers and directors and Schedules 13D and 13G filed with the SEC unless otherwise indicated.

(2)
Number of shares based solely on information reported on Schedule 13G filed with the SEC on January 26, 2024, reporting sole power to vote 15,535,839 shares, sole power to dispose of 16,954,069 shares, shared power to vote no shares, and shared power to dispose of no shares as of December 31, 2023. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
Consists of (i) 1,804,119 shares of common stock held of record by Mr. Kurtz, (ii) 111,099 shares of common stock held by trusts with an independent trustee, over which Mr. Kurtz has shared voting and shared dispositive power, (iii) PSUs for 16,875 shares of common stock, for which vesting conditions would be satisfied within 60 days of April 3, 2026, (iv) 351,989 shares subject to options exercisable for common stock within 60 days of April 3, 2026, and (v) 100,000 shares of common stock held of record by the Kurtz Family Dynasty Trust, for which Mr. Kurtz serves as investment advisor.

(4)
Consists of (i) 212,738 shares of common stock held of record by Mr. Sentonas and (ii) 8,230 shares subject to options exercisable for shares of common stock within 60 days of April 3, 2026.

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(5)
Consists of (i) 64,062 shares of common stock held of record by Mr. Podbere, (ii) PSUs for 3,593 shares of common stock, for which vesting conditions would be satisfied within 60 days of April 3, 2026, (iii) 42,800 shares of common stock held of record by The Doris Trust, (iv) 42,800 shares of common stock held of record by The Buttonwillow Trust, (v) 15,000 shares of common stock held of record by The Doris Ranch Pod Trust, for which Mr. Podbere serves as trustee, (vi) 29,500 shares of common stock held of record by The PericlesPod Trust, for which Mr. Podbere serves as trustee, (vii) 1,929 shares of common stock held of record by The PersephonePod Trust, for which Mr. Podbere serves as trustee, (viii) 18,868 shares of common stock held of record by The PlutoPod Trust, for which Mr. Podbere serves as trustee, (ix) 10,430 shares of common stock held of record by The Callie Hodia Podbere Children’s Trust, for which Mr. Podbere serves as trustee, (x) 10,430 shares of common stock held of record by The Indiana Hope Podbere Children’s Trust, for which Mr. Podbere serves as trustee, (xi) 16,933 shares of common stock held of record by The LunaPod Trust, for which Mr. Podbere serves as trustee, (xii) 20,386 shares of common stock held of record by The OvidPod Trust, for which Mr. Podbere serves as trustee, (xiii) 19,371 shares of common stock held of record by The PetraPod Trust, for which Mr. Podbere serves as trustee, (xiv) 12,624 shares of common stock held of record by The Whistler Pod Trust, for which Mr. Podbere serves as trustee, and (xv) 52,000 shares of common stock held of record by Mr. Podbere’s spouse.

(6)
Consists of 23,240 shares of common stock held of record by the Shawn Henry Revocable Trust.

(7)
Consists of (i) 18,297 shares of common stock held of record by Ms. Austin and (ii) 50,000 shares subject to options exercisable for shares of common stock within 60 days of April 3, 2026.

(8)
Consists of (i) 9,951 shares of common stock held of record by Mr. Davis, (ii) 9,199 shares of common stock held of record by The 2011 Davis Family Trust, and (iii) 1,945 shares of common stock held of record by The 2014 John McGinn GST Trust. The address for Mr. Davis is 450 Lexington Avenue, New York, New York 10017.

(9)
Consists of (i) 7,019 shares of common stock held of record by Mr. Gandhi, (ii) 762,983 shares of common stock held of record by Potomac Investments LP- FUND 1, (iii) 29,868 shares of common stock held of record by The Potomac 2011 Irrevocable Trust, for which Mr. Gandhi serves as trustee, (iv) 29,189 shares of common stock held of record by The Potomac Trust Dated 9/21/2001, and (v) 8,132 shares of common stock held of record by The Potomac 2011 Nonexempt Trust u/a/d 10/31/2011, for which Mr. Gandhi serves as trustee.

(10)
Consists of (i) 43,983 shares of common stock held of record by Mr. O’Leary, (ii) 19,582 shares of common stock held of record by O’Leary 2022 Charitable Remainder Trust DTD 3/15/22, (iii) 13,417 shares of common stock held of record by Ryderco LLC, and (iv) 10,816 shares of common stock held of record by Hohnco LLC.

(11)
Consists of (i) 25,624 shares of common stock held of record by Mr. Sullivan and (ii) 85,641 shares of common stock held of record by the Godfrey and Suzanne Sullivan Revocable Trust.

(12)
Consists of (i) 7,523 shares of common stock held of record by Mr. Watzinger, (ii) 42,391 shares of common stock held of record by Clavius Capital LLC, (iii) 29,500 shares of common stock held of record by Clavius AP LLC, and (iv) 7,000 shares of common stock held of record by Mr. Watzinger’s spouse.

(13)
Consists of (i) 3,831,378 shares of common stock beneficially owned by our executive officers and directors, (ii) PSUs for 20,468 shares of common stock, for which vesting conditions would be satisfied within 60 days of April 3, 2026, and (iii) 410,219 shares subject to options exercisable for shares of common stock within 60 days of April 3, 2026.

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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2026, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.
Legal Proceedings
On September 4, September 11, and September 20, 2024, three derivative lawsuits were filed against certain of the Company’s officers and directors, and against the Company as nominal defendant, in federal court in the Western District of Texas alleging various claims, including breach of fiduciary duty, unjust enrichment, and violations of federal securities laws. On November 21, 2024, all three cases were consolidated and stayed pending resolution of the putative securities class action described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. On April 16, 2026, the court ordered the consolidated lawsuits dismissed.
On April 10, 2025, two additional derivative lawsuits were filed against certain of the Company’s officers and directors, and against the Company as nominal defendant, in federal court in the Western District of Texas, asserting similar claims and seeking similar relief as the previously filed derivative lawsuits. On May 23, 2025, these lawsuits were consolidated with each other. On July 18, 2025, these consolidated lawsuits were stayed pending resolution of the putative securities class action described above. On April 7, 2026, the court ordered the consolidated lawsuits dismissed.
On July 3 and July 17, 2025, two additional derivative lawsuits were filed against certain of the Company’s officers and directors, and against the Company as a nominal defendant, in the Delaware Court of Chancery, asserting similar claims and seeking similar relief as the previously filed derivative lawsuits. On August 18, 2025, these two lawsuits were consolidated and stayed pending resolution of the putative securities class action described above. On March 18, 2026, the court ordered the consolidated lawsuits dismissed.
To the best of our knowledge, other than as discussed above, there is no proceeding that is reasonably possible to be material to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Transactions with Related Parties
Policies and Procedures for Related Party Transactions
In 2019 we adopted the CrowdStrike Related Party Transaction Policy providing that our executive officers, directors, nominees for election as directors, persons known to us to be beneficial owners of more than 5% of any class of our voting securities and any member of the immediate family of any of the foregoing persons (each a “Related Person”), are not permitted to enter into a related-party transaction with us without the consent or ratification of our Board, Audit Committee, or a comparable body of the Board consisting solely of independent directors, subject to the exceptions described below. A “Related Person Transaction” means any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships) involving the Company in which a Related Person has or will have a direct or indirect material interest, as determined by the Audit Committee.
Subject to certain exceptions, the Chief Financial Officer or the Chief Legal Officer presents any new Related Person Transactions, and proposed transactions involving Related Persons, to the Audit Committee at its next occurring regular meeting. In approving or rejecting any such proposal, the Audit Committee considers the relevant facts and circumstances, including the commercial reasonableness of the transaction’s terms, its business purpose, whether the transaction will impair the independence of a non-employee director under Nasdaq and SEC standards, the materiality and character of the Related Person’s interest, and the Related Person’s actual or apparent conflict of interest. Certain transactions do not require approval, including certain employment arrangements of executive officers, director compensation, transactions involving the purchase or sale of products or services in the ordinary course of business not exceeding $120,000;

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transactions in which the Related Person’s interest derives solely from his or her service as a director of another corporation that is party to the transaction; transactions in which the Related Person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another person, which is a party to the transaction; and, transactions where a Related Person’s interest arises solely from the ownership of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.
Certain Related Party Transactions
The following is a description of each transaction since February 1, 2025, in which:
•
we have been a participant;

•
the amount involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Falcon Fund
In July 2019, we agreed to commit up to $10.0 million to a newly formed entity, CrowdStrike Falcon Fund LLC (“Falcon Fund”), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel also agreed to commit up to $10.0 million to Falcon Fund and collectively own the remaining 50% of the sharing percentage of Falcon Fund. Sameer K. Gandhi, a member of our Board, is an affiliate of Accel. Falcon Fund is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund has a duration of 10 years which may be extended for three additional years. At dissolution, Falcon Fund will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. Since February 1, 2025, we have made no contributions to Falcon Fund.
Falcon Fund II
In December 2021, we agreed to commit up to $50.0 million to a newly formed entity, CrowdStrike Falcon Fund II LLC (“Falcon Fund II”), in exchange for 50% of the sharing percentage of any distribution by Falcon Fund. Additionally, entities associated with Accel, also agreed to commit up to $50.0 million to Falcon Fund II and collectively own the remaining 50% of the sharing percentage of Falcon Fund II. Sameer K. Gandhi, a member of our Board, is an affiliate of Accel. Falcon Fund II is in the business of purchasing, selling, investing and trading in minority equity and convertible debt securities of privately held companies that develop applications that have potential for substantial contribution to CrowdStrike and its platform. Falcon Fund II has a duration of 10 years which may be extended for three additional years. At dissolution, Falcon Fund II will be liquidated, and the remaining assets will be distributed to the investors based on their sharing percentage. Since February 1, 2025, we made contributions to Falcon Fund II totaling $6.0 million.
Leased Aircraft
Mr. Kurtz beneficially owns aircraft through a limited liability company (the “Aircraft LLC”). We lease the aircraft on a non-exclusive basis from the Aircraft LLC for business related travel. We do not have any minimum use requirements with respect to the leased aircraft and each applicable lease may be terminated upon 30 days’ prior written notice. The Audit Committee reviewed and approved the lease terms based on a third-party appraisal and competitive analysis of comparable chartered aircraft rates. From February 1, 2025 to January 31, 2026, we paid an aggregate of $6,690,200 to the Aircraft LLC for aircraft usage.
Hotel Accommodations
Mr. Kurtz has a beneficial ownership interest in certain commercial real estate through a limited liability company, of which he has a 50% ownership interest (the “Hotel LLC”). From time to time, in connection with business-related travel, CrowdStrike employees have lodged at a hotel owned by the Hotel LLC and dined on premises. These transactions were entered into in the ordinary course of business and at market rates. From February 1, 2025 to January 31, 2026, we paid an aggregate of approximately $77,420 to the Hotel LLC for lodging, dining and related event expenses, whether directly contracting with the hotel or via business-related reimbursement of CrowdStrike employees.
Leased Office Space
Mr. Kurtz beneficially owns certain commercial real estate through a limited liability company (the “Real Estate LLC”). In fiscal 2027, we expect to enter into a lease agreement to lease office space in a building owned by the Real Estate LLC. The initial term of the lease is expected

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to end November 30, 2037. The selection of the office space was carried out in accordance with our real estate team’s standard review practices, which included a competitive analysis of comparable rental rates. This transaction will be entered into in the ordinary course of business and was negotiated on an arms-length basis at market rates. The lease is expected to commence on February 1, 2027 and we expect to pay approximately $2 million annually in rent and capital expenditure costs.
Other than as described above, since February 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.
Indemnification
Our Charter also provides indemnification to each person serving as a director or officer of the company who was or is a party or is threatened to be made a party to various types of legal proceedings by reason of the fact that such person is or was a director or officer of the company to the fullest extent permitted by the DGCL. In addition to the indemnification provided for in our Charter, we have entered into and expect to continue to enter into agreements to indemnify each of our directors, officers and certain employees that may be broader than the indemnification provisions contained in our Charter. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board. Our directors who are affiliated with venture capital firms also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds, together referred to as the Fund Indemnitors. We have agreed to reimburse the Fund Indemnitors for advancements they made to their affiliated directors for matters that such directors are entitled to indemnification from us. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

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Householding of Proxy Materials
To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC known as “householding,” which is available to both registered stockholders and beneficial owners of shares held in “street name.” Householding allows multiple stockholders having the same last name and residing at the same address the convenience of receiving a single copy of our Notice of Internet Availability and other proxy materials addressed to those stockholders unless we have received contrary instructions from one or more of the stockholders. Stockholders participating in householding will continue to be able to access and receive separate proxy cards.
Registered Stockholders
If you are a registered stockholder and would like to enroll in this service, please contact our transfer agent, Equiniti Trust Company, LLC, at 1-800-937-5449 or by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120. If you are a registered stockholder and would like to withdraw from this service, please contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095, or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. Your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective banks or brokers.

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Questions and Answers about these Proxy Materials and Voting
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May [•], 2026.
What proxy materials are available on the Internet?
The 2026 Proxy Statement and 2026 Annual Report on Form 10-K are available at www.proxyvote.com.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online via audio webcast. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CRWD2026. Log in using the control number found on your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions on your Notice or voting instruction form from your broker or bank.
The webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. You may begin to log in to the meeting platform at 7:45 a.m. Pacific Time, and you should allow reasonable time for log in procedures.
Who can vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 24, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were [•] shares of our Class A common stock outstanding and 0 shares of our Class B common stock outstanding. Holders of our Class A common stock are entitled to one vote per share and vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes.
How do I vote?
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:
Stockholder of Record: Shares Registered in Your Name
If on April 24, 2026 your shares were registered directly in your name with CrowdStrike’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/CRWD2026. You will be asked to provide the control number from your Notice or proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.
If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2026 to be counted.

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•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2026 to be counted.

•
To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or voting instruction form containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 24, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.
We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
What am I voting on and what is the Board’s voting recommendation?
Proposal		Board Recommendation
1.	Elect nominees Johanna Flower and Denis J. O’Leary to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.	FOR all nominees
2.	Ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2027.	FOR
3.	Approve an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law.	FOR
4.	Ratify, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws.	FOR
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How many votes do I have?
Stockholders of Record: Shares Registered in Your Name
Each share of Class A common stock is entitled to one vote on each matter to be voted upon. Stockholders are not permitted to cumulate votes.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

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What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the nominees for director; “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027; “FOR” the approval of an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law; and “FOR” the ratification, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We retained D.F. King & Co., Inc., a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $20,000, plus reasonable out-of-pocket expenses.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a written notice that you are revoking your proxy to the attention of Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.

•
You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for inclusion in our proxy statement for next year’s annual meeting?
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must submit their proposals in writing to the attention of Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701. The proposal must be received by us no later than [•], 2027.
When are stockholder proposals and director nominations due for next year’s annual meeting?
With respect to proposals and nominations not to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, our Bylaws provide that your proposal must be submitted in writing between [•], 2027 and [•], 2027 to the attention of Chief Legal Officer — Proxy at CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701 and comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, provided, however, that if our 2027 Annual Meeting of Stockholders is held before [•], 2027 or after [•], 2027, then the proposal must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to the requirements contained in our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than [•], 2027.

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How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: for the proposal to elect directors, votes “FOR” and “WITHHOLD”; for the proposal to ratify the selection of PricewaterhouseCoopers LLP, votes “FOR”, “AGAINST,” and abstentions; for the proposal to approve an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law, votes “FOR”, “AGAINST,” and abstentions; and for the proposal to ratify, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws, votes “FOR”, “AGAINST,” and abstentions.
Abstentions: Our Bylaws provide that a stockholder action (other than the election of directors as described below) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter and that abstentions and broker non-votes are not treated as votes cast.
Broker Non-votes: A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Proposals 1, 3, and 4 are considered non-routine matters and thus, if you do not instruct your broker how to vote for such proposals, your broker may not vote with respect to such proposals. Proposal 2 is considered a routine matter and accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for such proposal, brokers will be permitted to exercise their discretionary authority to vote on that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all the proposals.
Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to Proposals 1 and 4. Thus, a broker non-vote will not affect the outcome of the vote on Proposals 1 and 4. However, with respect to Proposal 3, abstentions and broker non-votes will have the same effect of a vote against such proposals.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.
How many votes are needed to approve each proposal?
•
Proposal No. 1: The election of the director nominees requires a plurality of the votes of the shares of capital our stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Plurality means that the nominees who receive the most “FOR” votes will be elected. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees or vote “FOR” all nominees except for those specific nominees from whom you “WITHHOLD” your vote.

•
Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027, requires the affirmative “FOR” vote of a majority of the votes cast to be approved.

•
Proposal No. 3: The approval of an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law, requires the affirmative “FOR” vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting.

•
Proposal No. 4: The ratification of, on an advisory basis, supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws, requires the affirmative “FOR” vote of a majority of the votes cast to be approved. Because this proposal is an advisory vote, the result will not be binding on our Board. Our Board and our Nominating and Corporate Governance Committee will consider the outcome of the vote in making determinations in the future regarding our governance.

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The following table summarizes the voting options, requirements, the effect of abstentions and the effect of broker non-votes for each proposal.
Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
1. Election of the Class I director nominees Johanna Flower and Denis J. O’Leary.	For or withhold on each nominee.	The nominees who receive the most “FOR” votes will be elected.	N/A.	No effect. No broker discretion to vote.
2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027.	For, against, or abstain.	The affirmative “FOR” vote of a majority of the votes cast on the matter is required to ratify the selection of PricewaterhouseCoopers LLP.	No effect.	N/A. Brokers have discretion to vote.
3. Approval of an amendment and restatement of our amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law.	For, against, or abstain.	The affirmative “FOR” vote of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting.	Counts against.	Counts against.
4. Advisory vote on the ratification of supermajority voting provisions in our amended and restated certificate of incorporation and amended and restated bylaws.	For, against, or abstain.	The affirmative “FOR” vote of a majority of the votes cast to be approved, on an advisory basis.	No effect.	No effect. No broker discretion to vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the total voting power of all outstanding shares of the Company generally entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy. Each share of Class A common stock is entitled to one vote on each matter to be voted upon. On the record date, there were [•] shares of Class A common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by telephone, online or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority in voting interest of the stockholders represented at the meeting (present in person or represented by proxy) may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

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Other Matters
Forward-looking Statements
This Proxy Statement contains forward-looking statements that involve risks and uncertainties, including statements regarding CrowdStrike’s future growth and future financial and operating performance, the industry outlook, and our business strategy and plans. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. All forward-looking statements in this Proxy Statement are based on information available to CrowdStrike as of the date hereof, and CrowdStrike does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Other Business
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

George Kurtz President, Chief Executive Officer and Director
May [•], 2026
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 as filed with the Securities and Exchange Commission is available without charge upon written request to: Chief Legal Officer — Proxy, CrowdStrike Holdings, Inc., 206 E. 9th Street, Suite 1400, Austin, Texas 78701.

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APPENDIX A
Non-GAAP Financial Measures
This Proxy Statement contains information regarding financial measures that are not calculated in accordance with GAAP. We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal 2026 performance in relation to the principal elements of CrowdStrike’s annual executive compensation program considered by the Compensation Committee, as described in the “Executive Compensation Discussion and Analysis” section of this Proxy Statement.
However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for certain GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of such non-GAAP financial measures to their most directly comparable GAAP financial measures. Management encourages stockholders and others to review CrowdStrike’s financial information in its entirety and not rely on a single financial measure.
Non-GAAP Operating Income
We define non-GAAP operating income as GAAP income (loss) from operations excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, and strategic plan related charges (benefits), net.
Non-GAAP Net Income Attributable to CrowdStrike
We define non-GAAP net income attributable to CrowdStrike as GAAP net income (loss) attributable to CrowdStrike excluding stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets (including purchased patents), acquisition-related expenses (credits), net, amortization of debt issuance costs and discount, mark-to-market adjustments on deferred compensation liabilities, legal reserve and settlement charges or benefits, costs (recoveries) associated with the July 19 Incident and related matters, net, strategic plan related charges (benefits), net, losses (gains) and other expense (income) from strategic investments, and losses (gains) on deferred compensation assets, and is adjusted for our long-term non-GAAP effective tax rate.
The following table presents a reconciliation of our non-GAAP net income attributable to CrowdStrike to our GAAP net income (loss) attributable to CrowdStrike (in thousands):
	Year Ended January 31,
	2026	2025
GAAP loss attributable to CrowdStrike	$(162,502)	$(15,241)
Stock based compensation expense and related employer payroll taxes	1,130,571	903,584
Amortization of acquired intangible assets	31,233	26,004
Acquisition-related expenses, net	14,036	6,027
Amortization of debt issuance costs and discount	2,186	2,186
Mark-to-market adjustments on deferred compensation liabilities	1,412	611
Costs associated with the July 19 Incident and related matters, net	117,730	60,062
Strategic plan related charges, net	44,777	—
Gains and other income from strategic investments attributable to CrowdStrike	(1,337)	(2,675)
Gains on deferred compensation assets	(1,412)	(611)
Income tax adjustments (1)	(220,107)	(165,362)
Non-GAAP net income attributable to CrowdStrike	$956,587	$814,585

(1)
Adjustments are related to the difference between the GAAP provision for income taxes and non-GAAP provision for income taxes.

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Non-GAAP EPS
We define non-GAAP EPS as non-GAAP net income attributable to CrowdStrike, excluding the effect of acquisitions, divided by the weighted-average number of shares outstanding, which includes the dilutive effect of potentially dilutive common stock equivalents outstanding during the period.
Free Cash Flow
We define free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software and website development costs, purchases of deferred compensation investments, and proceeds from sale of deferred compensation investments. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.
The following table presents a reconciliation of our free cash flow to our GAAP net cash provided by operating activities (in thousands):
	Year Ended January 31,
	2026	2025
GAAP net cash provided by operating activities	$1,612,349	$1,381,727
Purchases of property and equipment	(302,108)	(254,852)
Capitalized internal-use software and website development costs	68,751	(58,969)
Purchases of deferred compensation investments	(6,009)	(2,721)
Proceeds from sales of deferred compensation investments	(207)	(106)
Free cash flow	$1,372,776	$1,065,079
GAAP net cash provided by operating activities as a percentage of revenue	34%	35%
Purchases of property and equipment as a percentage of revenue	(6)%	(6)%
Capitalized internal-use software and website development costs as a percentage of revenue	(1)%	(1)%
Purchases of deferred compensation investments as a percentage of revenue	—%	—%
Proceeds from the sales of deferred compensation investments as a percentage of revenue	—%	—%
Free cash flow margin	26%	27%

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APPENDIX B
Proposed Amended and Restated Charter
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CROWDSTRIKE HOLDINGS, INC.
CrowdStrike Holdings, Inc., a corporation organized under the laws of Delaware, hereby certifies as follows:
1.   The name of the corporation is CrowdStrike Holdings, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on November 7, 2011.
2.   This Amended Restated Certificate of Incorporation (as amended and/or restated from time to time, this “Amended and Restated Certificate”), which restates and integrates, and also further amends, the prior Amended and Restated Certificate of Incorporation of the corporation (as heretofore amended, the “Prior Certificate”), was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware~~, and has been duly approved by the written consent of the corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware~~.
3.   The text of the Prior Certificate ~~of Incorporation~~ is hereby amended and restated in its entirety as follows:
ARTICLE I
NAME
The name of the corporation is CrowdStrike Holdings, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, in the county of New Castle, Delaware 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
PURPOSE AND POWERS
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
ARTICLE IV
CAPITAL STOCK
1.   Authorized Shares.   The total number of shares of stock that the Corporation shall have authority to issue is 2,400,000,000, consisting of (a) 2,300,000,000 shares of Common Stock, par value $0.0005 per share (the “Common Stock”), 2,000,000,000 shares of which are designated Class A Common Stock, par value $0.0005 per share (the “Class A Common Stock”) and 300,000,000 shares of which are designated Class B Common Stock, par value $0.0005 per share (the “Class B Common Stock”), and (b) 100,000,000 shares of Preferred Stock, par value $0.0005 per share (the “Preferred Stock”).
2.   Preferred Stock.   The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware General Corporation Law.

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3.   Common Stock.
The rights, powers, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:
3.1   Identical Rights.   Except as otherwise expressly provided in this Amended and Restated Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in Article IV, Section 3.2 below), share ratably and be identical in all respects as to all matters, including:
(a)   Subject to the prior rights of holders of any classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata to the holders of the Class A Common Stock and Class B Common Stock, on an equal priority, pari passu basis.
(b)   The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and for the avoidance of doubt, nothing in this paragraph (b) shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one class of Common Stock or rights to acquire one class of Common Stock to holders of all classes of Common Stock.
(c)   If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common stock on the record date for such reclassification, subdivision or combination.
3.2   Voting Rights.
(a)   Common Stock.
(i)   Class A Common Stock. Each holder of shares of Class A Common Stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
(ii)   Class B Common Stock. Each holder of shares of Class B Common Stock will be entitled to ten votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
(b)   General. Except as otherwise provided in this Amended and Restated Certificate or as required by law, the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class and not as separate series or classes; provided, however, that, except as otherwise required by the Delaware General Corporation Law or other applicable law, holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the Delaware General Corporation Law.
(c)   Authorized Shares.   The number of authorized shares of Common Stock or any class or series thereof may be increased or decreased (but not below (i) the number of shares of Common Stock or, in the case of a class or series of Common Stock, such class

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or series, then outstanding plus (ii) with respect to Class A Common Stock, the number of shares reserved for issuance pursuant to Article IV, Section 3.4(e)) by the affirmative vote of the holders of a majority of the voting power of Class A Common Stock and Class B Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law; provided, that the number of authorized shares of Class B Common Stock shall not be increased without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.
3.3   Liquidation Rights.
(a)   In the event of a Liquidation Event, subject to the rights of any Preferred Stock that may then be outstanding, and subject to Article IV, Section 3.3(c), the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock.
(b)   Subject to Article IV, Section 3.3(c), any merger or consolidation of the Corporation with or into any other entity, that is not a Liquidation Event, shall require approval of the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; and (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its Parent in such transaction having substantially identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively.
(c)   Notwithstanding anything to the contrary contained in this Article IV, Section 3.3, (i) consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event or any merger or consolidation of the Corporation with or into any entity pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Article IV, Section 3.3; and (ii) holders of shares of Class A Common Stock and holders of shares of Class B Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such Liquidation Event or such merger or consolidation of the Corporation, if the only difference in the per share consideration to the holders of Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have a greater number of votes per share (but in no event greater than ten (10) times) the voting power of any securities distributed to the holder of a share of Class A Common Stock.
3.4   Conversion of the Class B Common Stock.   The Class B Common Stock will be convertible into Class A Common Stock as follows:
(a)   Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date.
(b)   With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:
(i)   on the affirmative written election of such holder or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder);
(ii)   on the occurrence of a Transfer of such share of Class B Common Stock, other than a Permitted Transfer; or
(iii)   with respect to Class B Common Stock held by a holder who is a natural person (other than the Founder), or a Permitted Transferee or Permitted Entity of such natural person, upon the death of such natural person.
(c)   Procedures.   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.

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(d)   Immediate Effect.   In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Article IV, Section 3.4(b)(ii) or Section 3.4(b)(iii), such conversion shall be deemed effective at the time that the Transfer or death, as applicable, occurred, and in the event of an upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Article IV, Section 3.4(a), such conversion shall be deemed effective immediately upon the Final Conversion Date, subject in all cases to any transition periods specifically provided for in this Amended and Restated Certificate. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
(e)   Reservation of Stock Issuable Upon Conversion.   The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
(f)   No Reissuance of Class B Common Stock.   No share or shares of Class B Common Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.
3.5   Class B Protective Provisions.   Prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote of the holders of two-thirds the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Amended and Restated Certificate:
(a)   directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, or otherwise alter, any provision of this Amended and Restated Certificate that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock;
(b)   reclassify any outstanding shares of Class A Common Stock into shares having (i) rights as to dividends or liquidation that are senior to the Class B Common Stock or (ii) the right to have more than one (1) vote for each share thereof, except as required by law;
(c)   issue any shares of Class B Common Stock (other than shares of Class B Common Stock originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of RSUs that, in each case, are outstanding as of the IPO Date); or
(d)   authorize, or issue any shares of, any class or series of capital stock of the Corporation having the right to more than (1) vote for each share thereof.
4.   Definitions.   For purposes of this Article IV, the following definitions apply:
4.1   “Amended and Restated Certificate” means this Amended and Restated Certificate of Incorporation of the Corporation, as may be amended.
4.2   “Disability” or “Disabled” means the permanent and total disability of the Founder such that the Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Independent Directors and the Founder. If the Founder is incapable of selecting a licensed physician, then the Founder’s spouse shall make the selection on behalf of the Founder, or in the absence or incapacity of the Founder’s spouse, the Founder’s adult children by majority vote shall make the selection on behalf of the Founder, or in the absence of adult children of the Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by the Founder and which holds more shares of all classes of capital stock of the Corporation than any other revocable living trust created by the Founder shall make the selection on behalf of the Founder, or in absence of any such successor trustee, the legal guardian or conservator of the estate of the Founder shall make the selection on behalf of the Founder.

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4.3   “Effective Date” means the date that this Amended and Restated Certificate is accepted for filing by the Secretary of State of the State of Delaware.
4.4   “Final Conversion Date” means the earliest to occur of:
(a)   the date specified by the holders of two-thirds of the then outstanding shares of Class B Common Stock, voting as a separate class;
(b)   the first date on which the number of outstanding shares of Class B Common Stock represents less than 5% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class; provided that shares of Class A Common Stock issued after the IPO Date in connection with any acquisition by the Corporation or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or in connection with the entry by the Corporation or any of its subsidiaries into any joint venture, commercial relationship or other strategic transaction (any such shares of Class A Common Stock, “Acquisition Securities”) shall not be considered to be “outstanding” for the purposes of this Section 4.4(b); provided further that a determination by the Board of Directors as to whether shares of Class A Common Stock constitute Acquisition Securities shall be conclusive and binding; or
(c)   the date that is nine months after the death or Disability of the Founder; provided, that such date may be extended (but not for a total period of longer than eighteen (18) months from the date of such death or Disability) to a date approved by a majority of the Independent Directors then in office. From the time of the death or Disability of the Founder until the Final Conversion Date, Voting Control over the Founder’s shares (including shares held of record by the Founder’s Permitted Entities and Permitted Transferees) shall be exercised in accordance with any proxy or voting agreement entered into in accordance with Article IV, Section 4.17(d) of this Amended and Restated Certificate or, if no such proxy or voting agreement is in place at the time of such death or Disability, a person (including a person serving as trustee) previously designated by the Founder and approved by the Board of Directors may exercise Voting Control over the Founder’s shares (including shares held of record by the Founder’s Permitted Entities and Permitted Transferees) of Class B Common Stock.
4.5   “Founder” means George Kurtz.
4.6   “Identified Fund Stockholder” means each of (i) Accel (as defined in Article IX, Section 6.1 of this Amended and Restated Certificate), (ii) CapitalG LP and CapitalG 2015 LP (together with their successors), and (iii) Warburg Pincus (as defined in Article IX, Section 6.5 of this Amended and Restated Certificate).
4.7   “Identified Fund Stockholder Permitted Entity” of an Identified Fund Stockholder means an investment fund that is managed or advised by the manager or advisor of such Identified Fund Stockholder.
4.8   “Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with the Listing Standards.
4.9   “IPO Date” means the first date that shares of a class of the Corporation’s capital stock have been listed for trading on the New York Stock Exchange, the Nasdaq Stock Market or any successor markets or exchanges (each, a “Securities Exchange”).
4.10   “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.
4.11   “Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the New York Stock Exchange generally applicable to companies with equity securities listed thereon.
4.12   “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
4.13   “Permitted Entity” means, with respect to any Qualified Stockholder, any trust, account, plan, corporation, partnership, limited liability company or charitable organization, foundation or similar entity specified in Article IV, Section 4.14(b) with respect to such Qualified Stockholder, so long as such Permitted Entity meets the requirements of the exception set forth in Article IV, Section 4.14 applicable to such Permitted Entity.

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4.14   “Permitted Transfer” means any of the following:
(a)   any Transfer of a share of Class B Common Stock from the Founder, from the Founder’s Permitted Entities or from the Founder’s Permitted Transferees, to the Founder’s estate or heirs as a result of the Founder’s death; provided that any Voting Control following the Founder’s death is exercised in accordance with a proxy or voting agreement entered into in compliance with the provisions set forth in Article IV, Section 4.17(d) hereof; and
(b)   any Transfer of a share of Class B Common Stock by a Qualified Stockholder to any of the Permitted Entities listed below and from any of the Permitted Entities listed below to such Qualified Stockholder or to such Qualified Stockholder’s other Permitted Entities:
(i)   a trust for the benefit of such Qualified Stockholder or persons other than the Qualified Stockholder so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the holder of shares of Class B Common Stock; provided that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(ii)   a trust under the terms of which a Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code or a reversionary interest so long as a Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each such share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iii)   an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each such share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iv)   a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Qualified Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each such share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(v)   a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Qualified Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each such share Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(vi)   a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Qualified Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure

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the Qualified Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each such share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(vii)   any charitable organization, foundation or similar entity established by a Qualified Stockholder directly, or indirectly through one or more Permitted Entities, so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to such Qualified Stockholder; provided, further, that in the event a Qualified Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or
(viii)   in the case of a Qualified Stockholder that is an Identified Fund Stockholder, any Transfer of a share of Class B Common Stock by such Identified Fund Stockholder to any Identified Fund Stockholder Permitted Entity, and any transfer of a share of Class B Common Stock by an Identified Fund Stockholder Permitted Entity of an Identified Fund Stockholder to any other Identified Fund Stockholder Permitted Entity of such Identified Fund Stockholder; provided, that in the event that such transferee is no longer an Identified Fund Stockholder Permitted Entity of such Identified Fund Stockholder, each share of Class B Common Stock then held by such Identified Fund Stockholder Permitted Entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.
For the avoidance of doubt, to the extent any shares are deemed to be held by a trustee of a trust described in Article IV, Section 4.14(b)(i) or (ii) above, the Transfer shall be a Permitted Transfer and the trustee shall be deemed a Permitted Entity so long as the other requirements of Article IV, Section 4.14(b)(i) or (ii) above are otherwise satisfied.
4.15   “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
4.16   “Qualified Stockholder” means (a) any registered holder of a share of Class B Common Stock immediately after the IPO Date; (b) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of options or warrants or settlement of restricted stock units (“RSUs”) that, in each case, are outstanding as of the IPO Date; (c) a Permitted Transferee; and (d) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date in compliance with this Amended and Restated Certificate.
4.17   “Transfer” of a share of Class B Common Stock means any direct or indirect sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) after 11:59 p.m. Eastern Time on the IPO Date, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” will also be deemed to have occurred with respect to all shares of Class B Common Stock beneficially held by an entity that is a Qualified Stockholder, if after 11:59 p.m. Eastern Time on the IPO Date there is a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, such that the previous holders of such voting power no longer retain Voting Control with respect to the shares of Class B Common Stock held by such entity. Notwithstanding the foregoing, the following will not be considered a “Transfer”:
(a)   granting a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors;
(b)   entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

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(c)   pledging shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(d)   granting a proxy by the Founder, the Founder’s Permitted Entities or the Founder’s Permitted Transferees to a person designated by the Founder and approved by a majority of the Independent Directors then in office, to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record, by the Founder, the Founder’s Permitted Entities the Founder’s Permitted Transferees, the Founder’s estate or the Founder’s heirs, or over which the Founder has Voting Control pursuant to proxy or voting agreements then in place, effective either (i) on the death of the Founder or (ii) during any Disability of the Founder, including the exercise of such proxy by such person;
(e)   granting a proxy to, or entering into a voting arrangement with, the Founder to exercise Voting Control of shares of Class B Common Stock owned directly or indirectly, beneficially and of record by any holder of Class B Common Stock in a form approved by a majority of the Independent Directors then in office;
(f)   entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(g)   the fact that the spouse of any Qualified Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer”; and
(h)   entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event, provided that such Liquidation Event was approved by a majority of the Independent Directors then in office.
4.18   “Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.
ARTICLE V
BYLAWS
The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation. Prior to the Final Conversion Date, the stockholders may adopt, amend or repeal the bylaws of the Corporation only with the affirmative vote of the holders of not less than a majority of the total voting power of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. After the Final Conversion Date, the stockholders may adopt, amend or repeal the bylaws of the Corporation only with the affirmative vote of the holders of not less than two-thirds of the total voting power of the capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
ARTICLE VI
BOARD OF DIRECTORS
1.   Board Power.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2.   Board Size.   The number of directors which shall constitute the Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board of Directors.
3.   Board Structure.   From and after the Effective Date, the directors, other than any who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that the directors initially designated as Class I directors shall serve for a term ending on the first regularly-scheduled annual meeting of stockholders following the Effective Date, the directors initially designated as Class II directors shall serve for a term ending on the second regularly-scheduled annual meeting of stockholders following the Effective Date, and directors

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initially designated as Class III directors shall serve for a term ending on the third regularly-scheduled annual meeting of stockholders following the Effective Date. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
4.   Removal; Vacancies.   Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.
5.   Written Ballot.   Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
6.   No Cumulative Voting.   No stockholder will be permitted to cumulate votes at any election of directors.
7.   No Reliance on the Controlled Company Exemption.   At any time during which shares of capital stock of the Corporation are listed for trading on a Securities Exchange, the Corporation shall not rely upon the exemptions from the Listing Standards available to any company that constitutes a “controlled company” within the meaning of the Listing Standards, if and to the extent otherwise applicable to the Corporation.
ARTICLE VII
MEETINGS OF STOCKHOLDERS
1.   Annual Meetings.   An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall determine.
2.   Special Meetings.   Special meetings of the stockholders may be called only by the (a) Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors, (b) the chairman of the Board of Directors, or (c) the Chief Executive Officer of the Corporation. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors pursuant to Article IV, Section 2 hereto, special meetings of holders of such Preferred Stock.
3.   Availability of Stockholder Action by Written Consent.   Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the resolution or resolutions adopted by the Board of Directors pursuant to Article IV, Section 2 hereto for such class or series of Preferred Stock, from and after the Written Consent Date (as defined below), any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware General Corporation Law and this Article VII and may not be taken by written consent of stockholders without a meeting. Prior to the Written Consent Date, any action required or permitted to be taken by the stockholders of the Corporation may be taken by written consent of stockholders without a meeting, only if the action is first recommended or approved by the Board of Directors. For the purposes of this Section, “Written Consent Date” means the first date on which the number of outstanding shares of Class B Common Stock represents less than 10% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, taken together as a single class.
ARTICLE VIII
~~INDEMNIFICATION~~
DIRECTOR AND OFFICER LIABILITY
1.   Limited Liability.   To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer,

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then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. For purposes of this Article VIII, “officer” shall have the meaning provided in Section 102(b)(7) of the Delaware General Corporation Law.
2.   Right to Indemnification.
2.1   Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law. The right to indemnification conferred in this Article VIII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the Delaware General Corporation Law. The right to indemnification conferred in this Article VIII shall be a contract right.
2.2   The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the Delaware General Corporation Law.
3.   Nonexclusivity of Rights.   The rights and authority conferred in this Article VIII shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.
4.   Preservation of Rights.   Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.
ARTICLE IX
COMPETITION AND CORPORATE OPPORTUNITIES
1.   In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of any of the Identified Fund Stockholders and their respective Affiliates (as defined below) may serve as directors, officers or agents of the Corporation, and (ii) the Identified Fund Stockholders and their respective Affiliates may now engage and may continue to engage in any transaction or matter that may be an investment or corporate or business opportunity or offer a prospective economic or competitive advantage in which the Corporation or any of its controlled Affiliates, directly or indirectly, could have an interest or expectancy (a “Competitive Opportunity”) or may otherwise compete with the Corporation or its controlled Affiliates, directly or indirectly, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of opportunities as they may involve any of the Identified Fund Stockholders and their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
2.   Each of the Identified Fund Stockholders and their Affiliates, and any of their directors, principals, officers, employees and/or other representatives that may serve as directors, officers or agents of the Corporation, and each of their Affiliates (collectively, “Identified Persons” and, individually, an “Identified Person”) shall, to the fullest extent permitted by law, not have any duty to refrain from directly or indirectly (a) engaging in any Competitive Opportunity or (b) otherwise competing with the Corporation or any of its controlled Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any controlled Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any Competitive Opportunity or other corporate or business opportunity that may be a Competitive Opportunity for an Identified Person and the Corporation or any of its controlled Affiliates. In the event that any Identified Person acquires knowledge of a Competitive Opportunity or other corporate or business opportunity that may be a Competitive Opportunity for itself, herself or himself, or for its, her or his Affiliates, and for the Corporation or any of its controlled Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or present such opportunity to the Corporation or any of its controlled Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any controlled Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such Competitive Opportunity for itself, herself or himself, or offers or directs such Competitive Opportunity to another Person.

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3.   The Corporation does not renounce its interest in any Competitive Opportunity offered to any director of the Corporation if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation, and the provisions of Article IX, Section 2 shall not apply to any such Competitive Opportunity.
4.   In addition to and notwithstanding the foregoing provisions of this Article IX, a business or other opportunity shall not be deemed to be a potential Competitive Opportunity for the Corporation if it is an opportunity that (i) the Corporation (together with its controlled Affiliates) is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
5.   To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
6.   For purposes of this Article IX of this Amended and Restated Certificate, the following definitions apply:
6.1   “Accel” means Accel Leaders Fund L.P., Accel Leaders Fund Investors 2016 L.L.C., Accel London III L.P., Accel London Investors 2012 L.P., Accel Growth Fund II L.P., Accel Growth Fund II Strategic Partners L.P., Accel Growth Fund Investors 2013 L.L.C. (together with its successors).
6.2   “Affiliate” means (a) in respect of any Identified Fund Stockholder, any Person (other than the Corporation and any entity that is controlled by the Corporation) that, directly or indirectly, is controlled by such Identified Fund Stockholder, controls such Identified Fund Stockholder or is under common control with such Identified Fund Stockholder, and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing, and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
6.3   “Identified Fund Stockholder” means each of Accel and Warburg Pincus.
6.4   “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
6.5 “Warburg Pincus” means Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together with its successors).
ARTICLE X
AMENDMENTS
If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.
Except as provided in Article VIII of this Amended and Restated Certificate, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate, (i) prior to the Final Conversion Date, (a) the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate or adopt any new provision of this Amended and Restated Certificate and (b) the affirmative vote of a majority of the outstanding shares of Class A Common Stock and the affirmative vote of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, Article IV, Section 3, Article IV, Section 4, or this clause (i)(b) of Article X of this Amended and Restated Certificate, and (ii) from and after the Final Conversion Date, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, Article IV, Section 3, Article V, Article VI, Article VII, or this Article X of this Amended and Restated Certificate.

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IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer.
CROWDSTRIKE HOLDINGS, INC.
By:

Name: George Kurtz
Title:   President & Chief Executive Officer

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V96371-P51049 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. CROWDSTRIKE HOLDINGS, INC. 206 E. 9th STREET SUITE 1400 AUSTIN, TEXAS 78701 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect CrowdStrike’s nominees Johanna Flower and Denis J. O’Leary to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders. CROWDSTRIKE HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: Nominees: 01) Johanna Flower 02) Denis J. O’Leary 2. To ratify the selection of PricewaterhouseCoopers LLP as CrowdStrike’s independent registered public accounting firm for its fiscal year ending January 31, 2027. 3. To approve an amendment and restatement of CrowdStrike’s amended and restated certificate of incorporation to limit officer liability as permitted by Delaware law. 4. To ratify, on an advisory basis, supermajority voting provisions in CrowdStrike’s amended and restated certificate of incorporation and amended and restated bylaws. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. ! ! ! VOTE BY INTERNET Before the Meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting — Go to www.virtualshareholdermeeting.com/CRWD2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

V96372-P51049 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. CROWDSTRIKE HOLDINGS, INC. Annual Meeting of Stockholders June 17, 2026 at 8:00 AM Pacific Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) George Kurtz and Burt W. Podbere, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CROWDSTRIKE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:00 AM Pacific Time on June 17th, 2026 at www.virtualshareholdermeeting.com/CRWD2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side